UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Soliciting Material under §240.14a-12
VEEVA SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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Preliminary Copy

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
WHAT: 2023 Annual Meeting of Shareholders. We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc., a public benefit corporation under the laws of the State of Delaware, for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) described here. This chart shows the items up for a vote at the Annual Meeting, how votes will be counted, and how management recommends you vote on each item.
Proposal		More Information	Board Recommendation	Broker Non-Votes	Abstentions	Votes Required for Approval
One	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2024 or until their successors are duly elected and qualified.	Page 1	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast, with respect to each nominee; votes “for” exceed votes “against”
Two	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	Page 39	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
Three
To approve an amendment and restatement of our Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions, to take effect on or after October 15, 2023.
		Page 40	FOR	Will count AGAINST	Will count AGAINST	Affirmative vote of 66 2/3% of the voting power of our capital stock
Four	To vote on a shareholder proposal to require shareholder approval for certain advance notice bylaw amendments, if properly presented at the meeting.	Page 42	AGAINST	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
WHEN: Wednesday, June 21, 2023, 8:00 a.m. Pacific Time
WHERE: The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2023, where you will be able to listen to the meeting live, submit questions, and vote online.
WHO CAN VOTE: You can vote if you were a shareholder of record as of the close of business on April 26, 2023 (the “Record Date”).
HOW CAN I VOTE:
Shareholders of record can vote in any of these ways:
•	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 20, 2023;
•	Telephone: 1-800-690-6903 until 11:59 p.m. Eastern Time on Tuesday, June 20, 2023;
•	Mail: Sign, date, and mail your proxy card (if you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct); or
Veeva Systems Inc. | 2023 Proxy Statement

•	Directly at the virtual Annual Meeting: Visit www.virtualshareholdermeeting.com/VEEV2023 and enter your 16-digit control number.
Beneficial Owners of Shares Held in Street Name
•	Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.
Adjournments and Postponements
Any action on the items of business described above may be considered at the virtual Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Voting
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, or by mail. Voting your shares in advance will not prevent you from participating in the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your shares during the virtual Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.
On or about May 9, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to shareholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement and our Annual Report for the fiscal year ended January 31, 2023 (together, the “proxy materials”). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.
As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.
By Order of the Board of Directors,

Josh Faddis
SVP, General Counsel and Corporate Secretary
May 9, 2023
An Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 21, 2023: The Notice, Proxy Statement, and 2023 Annual Report is available to shareholders at www.proxyvote.com.
Veeva Systems Inc. | 2023 Proxy Statement

Page
PROPOSAL ONE: ELECTION OF DIRECTORS	1
GOVERNANCE LEADERSHIP	1
WHO WE ARE	1
Board Nominees	2
HOW WE ARE SELECTED, ELECTED, AND EVALUATED	13
Considerations in Evaluating Director Nominees and Board Diversity	13
Board and Committee Evaluations	13
Director On-Boarding and Continuing Education	13
Shareholder Recommendations for Nominations to the Board; Proxy Access	14
HOW WE ARE ORGANIZED	15
Board Leadership Structure	15
Director Independence	15
Board Committees	15
Compensation Committee Interlocks and Insider Participation	17
HOW WE GOVERN AND ARE GOVERNED	18
Overview of Our Corporate Governance Program and Recent Actions	18
Board and Committee Meeting Attendance	19
Corporate Governance Policies	19
Board Oversight of Risk	19
Board’s Role in Human Capital Management	20
Delinquent Section 16(a) Reports	20
Certain Relationships and Related Party Transactions	21
HOW WE ARE PAID	22
Non-Employee Director Compensation Plan	22
Stock Ownership Guidelines	23
HOW YOU CAN COMMUNICATE WITH US	24
OUR COMPANY	25
Overview	25
Fiscal 2023 Business Highlights	25
Our Executive Officers	26
Our Unique Employment Practices	27
Our Workforce Diversity	28
Our Approach to Environmental Sustainability	29
Our Approach to Internal Audit	30
Our Security and Privacy Programs	30
Audit Committee Report	33
OUR PUBLIC BENEFIT CORPORATION REPORT	34
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
PROPOSAL THREE: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE PROVISIONS AND UPDATE CERTAIN OTHER MISCELLANEOUS PROVISIONS	40
PROPOSAL FOUR: SHAREHOLDER PROPOSAL ENTITLED “FAIR ELECTIONS”	42
Veeva Systems Inc. | 2023 Proxy Statement i

ii Veeva Systems Inc. | 2023 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
GOVERNANCE LEADERSHIP
We, the members of the Veeva Systems Inc. Board of Directors, open this Proxy Statement by asking for your voting support. We provide information in this section describing who we are; how we are selected, elected, and evaluated; how we are organized; how we govern and are governed; how we are paid; and how you can communicate with us. First, we want to summarize a few recent and unique leadership actions that we believe set us apart.
On February 1, 2021, after overwhelming approval by our voting shareholders, we became the first public company to transition from a traditional Delaware corporation to a Public Benefit Corporation (“PBC”). A PBC is a for-profit company that has adopted a public benefit purpose intended to provide benefits beyond just shareholder financial returns. Our PBC purpose is “to provide products and services that are intended to help make the industries we serve more productive, and to create high-quality employment opportunities in the communities in which we operate.” As a PBC, our directors have a fiduciary duty to balance the financial interests of shareholders, the best interests of other stakeholders materially affected by our conduct, and the pursuit of our PBC purpose. We believe that operating as a PBC (i) reflects our longstanding core values—Do the Right Thing, Customer Success, Employee Success, and Speed, (ii) helps us maintain alignment with the principal industry we serve—life sciences—and its broad goal to improve health and extend lives, and (iii) enhances our relationships with employees and job candidates. We believe that these benefits, among others, are an essential part of our effort to create long-term, sustainable value for shareholders and, if done well, a societal benefit. Our annual PBC report is included herein at “Our Public Benefit Corporation Report.”
In 2021, we declassified our board structure and adopted a proxy access provision and a process for shareholders to call special meetings. In 2022, we expanded the diversity of our Board of Directors. More recently, we formed a board committee specifically tasked with oversight of cybersecurity risk. Our dual-class structure, adopted at the time of our 2013 initial public offering (“IPO”), automatically sunsets in October of this year. We believe these actions and others position us as a governance leader across many fronts.
WHO WE ARE
Our Board may establish the authorized number of directors from time to time by resolution, and eleven directors are currently authorized. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of shareholders.
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated ten individuals to be elected at the Annual Meeting. As of the date of this Proxy Statement, each of Mark Carges, Mary Lynne Hedley, Priscilla Hung, Tina Hunt, Marshall Mohr, Gordon Ritter, Paul Sekhri, and Matthew J. Wallach qualifies as independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. Additionally, Paul E. Chamberlain is not standing for re-election following the expiration of his current term at the Annual Meeting. All of the nominees are presently directors of Veeva and have consented to being named in this Proxy Statement and to serving as directors if elected. You cannot vote for a greater number of persons than the ten director candidates, and the authorized number of directors has been set at ten as of immediately prior to the Annual Meeting.
Our Board unanimously recommends a vote “FOR” each of its nominees for director.
Required Vote
With respect to each nominee, election requires the affirmative vote of a majority of the votes duly cast, i.e., votes “for” exceed votes “against.”
Veeva Systems Inc. | 2023 Proxy Statement 1

Who We Are
Board Nominees
Our Board reflects a diversity of experience and perspectives and has an appropriate balance of members who have supported Veeva from its beginning and who have joined more recently. The following charts provide information concerning our Board nominees as of May 9, 2023.
Average Director Age	Average Director Tenure	Board Diversity in Gender	Board Diversity in Underrepresented Communities
59 years	5.8 years	30%	30%
Board Skill	Cabral	Carges	Gassner	Hedley	Hung	Hunt	Mohr	Ritter	Sekhri	Wallach
Technical software expertise(1)		X	X		X			X		X
Life sciences operational expertise(2)				X		X			X
Veeva-specific operational expertise(3)	X		X							X
Business executive expertise(4)		X	X	X	X	X	X		X
International (non-US) business operational expertise(5)			X	X	X	X			X
Business development expertise(6)	X	X	X	X	X	X	X	X	X	X
Financial expertise(7)	X						X
Public company board experience(8)	X	X	X	X	X		X		X
Governance, risk, and compliance expertise(9)	X	X	X	X	X	X	X		X

Years on Board	1	6	16	4	1	1	1	15	9	3
Age	55	61	58	60	56	55	67	58	65	50
Gender	M	M	M	F	F	F	M	M	M	M
Self-identify as member of an underrepresented community(10)	N	N	Not Specified	N	Y	Y	N	N	Y	N
(1)	Technical product expertise in the software industry, including expertise in product design/management, product development, or product operations.
(2)	Experience leading the research and development or commercial (sales/marketing) functions of a life sciences company.
(3)	Deep knowledge and operational experience with Veeva’s business; deep knowledge of Veeva’s customers.
(4)	Experience as CEO or other senior executive in a non-financial role at another public company.
(5)	Lead executive or supervisor of the lead executive for a significant business or business unit outside the United States.
(6)	Experience founding or growing new businesses; experience in venture capital, capital markets, or acquisitions.
(7)	Deep experience with financial statements and accounting; Audit Committee financial expert.
(8)	Experience as a director of another public company.
(9)	Operational responsibility or board oversight of governance, risk, ESG, cybersecurity, or compliance at another public company.
(10)
The term “underrepresented community,” as used herein, means Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, or LGBTQ.

2 Veeva Systems Inc. | 2023 Proxy Statement

Who We Are
We next describe individual biographical and qualification information about each nominee. There are no family relationships among any of our directors or executive officers.
Tim Cabral Age: 55 Director since 2022 Committees None
Qualifications
• Deep knowledge of Veeva as former Chief Financial Officer
•  Experience as an executive and business leader in the life sciences and technology industries
•  Public company board expertise and financial expertise

Career Experience
• 2010–2020: Chief Financial Officer, Veeva Systems Inc.
•  1994–2010: Various leadership and executive roles, including VP of Finance, at PeopleSoft, Inc., a provider of enterprise application software acquired by Oracle Corporation in 2005, and Senior Finance Manager, at Chiron Corp., a biotech company acquired by Novartis in 2006

Selected Board Experience
• Doximity Inc. (2020–present) (Public)
• ServiceTitan Inc. (2020–present)
•  SingleStore Inc. (2021–present)

Education
• Bachelor of Science, Finance, Santa Clara University
•  Master of Business Administration, Santa Clara University, Leavey School of Business

Veeva Systems Inc. | 2023 Proxy Statement 3

Who We Are
Mark Carges Age: 61 Director since 2017 Independent Director Committees Compensation Cybersecurity (Chair)
Qualifications
• Enterprise and internet software expertise
• Senior technology leadership
•  Information and cybersecurity experience

Career Experience
•  2017–present: Senior Advisor, Generation Investment Management, an investment management firm focused on sustainable companies
•  2008–2014: Various executive roles, including most recently Chief Technology Officer, at eBay Inc., an e-commerce company
•  1996–2008: Various senior technology leadership roles, including most recently EVP, Products and General Manager of the Business Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, acquired by Oracle Corporation in 2008

Selected Board Experience
• Splunk Inc. (2014–present) (Public)
• Magnet Systems, Inc. (2012–present)
• Phase One A/S (2019–present)
•  SteelSeries, Inc. (2020–2022), acquired by GN Store Nord A/S in 2022

Education
•  Bachelor of Arts, Computer Science, University of California at Berkeley
• Master of Science, Computer Science, New York University

4 Veeva Systems Inc. | 2023 Proxy Statement

Who We Are
Peter P. Gassner Age: 58 Director since 2007 Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and Chief Executive Officer
• Software and platform technologist
•  Expertise within the software industry

Career Experience
•  2007–present: Co-founder and Chief Executive Officer, Veeva Systems Inc.
•  2003–2005: Senior Vice President of Technology, salesforce.com, inc., a provider of enterprise cloud computing solutions
•  1995–2003: Chief Architect and General Manager, PeopleSoft, a provider of enterprise application software
•  1989–1994: Staff Developer, International Business Machines Corporation, a multinational technology company and computer manufacturer

Selected Board Experience
• Zoom Video Communications, Inc. (2015–present) (Public)
•  Guidewire Software, Inc. (2015–2019) (Public)

Education
• Bachelor of Science, Computer Science, Oregon State University

Veeva Systems Inc. | 2023 Proxy Statement 5

Who We Are
Mary Lynne Hedley Age: 60 Director since 2019 Independent Director Committees Nominating and Governance (Chair)
Qualifications
• Founder of multiple life sciences companies
•  Scientist and executive with extensive experience in the discovery and development of new medicines, including the clinical trial process

Career Experience
•  2021–present: Senior Scientific Fellow and strategic advisor, Broad Institute of MIT and Harvard, a biomedical research organization
•  2010–2020: Co-founder, President, and Chief Operating Officer of TESARO, Inc., an oncology-focused pharmaceutical company acquired by GlaxoSmithKline plc in 2019
•  2009–2010: EVP of Operations and Chief Scientific Officer, Abraxis BioScience, Inc., a biotechnology company acquired by Celgene Corporation in 2010
•  2008–2009: EVP, Eisai Corporation of North America, a global pharmaceutical company
•  2004–2008: EVP and Chief Scientific Officer, MGI PHARMA, Inc., an oncology focused biopharmaceutical company acquired by Eisai Co. Ltd. in 2008
•  1996–2004: Co-founder, President, and Chief Executive Officer of ZYCOS, Inc., a biotechnology company acquired by MGI PHARMA, Inc. in 2004

Selected Board Experience
• Eli Lilly and Company (2022–present) (Public)
• Helsinn Healthcare SA (2021–present)
• Centessa Pharmaceuticals plc (2021–present)
• Millendo Therapeutics, Inc. (2017–2021) (Public)
• TESARO (2010–2019) (Public)
• bluebird bio, Inc. (2017–2019) (Public)
•  Receptos, Inc. (2014–2015), acquired by Celgene Corp. in 2015

Education
• Bachelor of Science, Microbiology, Purdue University
•  Doctor of Philosophy, Immunology, University of Texas, Southwestern Medical Center
• Two postdoctoral fellowships, Harvard University

6 Veeva Systems Inc. | 2023 Proxy Statement

Who We Are
Priscilla Hung Age: 56 Director since 2022 Independent Director Committees Audit
Qualifications
• Leadership experience within the software industry
• Business development expertise
•  Public company board expertise

Career Experience
•  2005–present: various leadership and executive roles, including President and Chief Operating Officer since 2017 and Chief Administrative Officer and SVP, Corporate Development from 2014 to 2017 at Guidewire Software, Inc., a provider of cloud-based software for the P&C insurance industry
•  2000–2005: various leadership roles, including Director of Operations, Supplier Network Business Unit, and Director, Global Alliances at Ariba Technologies Inc., a software company, acquired by the German software developer SAP SE in 2012
•  1996–2000: various leadership roles, including Global OEM Channel Manager of the Midrange Products Division at Sun Microsystems, Inc., a manufacturer of computer workstations, servers, and software, acquired by Oracle Corporation in 2010
•  1989–1996: various leadership roles, including Channel Manager of the Minicomputer Products Division at Oracle Corporation

Selected Board Experience
•  Vonage Holdings Corp. (2019–2022), acquired by Telefonaktiebolaget LM Ericsson (publ) in 2022

Education
•  Master of Engineering, Industrial Engineering and Operations Research, Cornell University
• Bachelor of Arts, Computer Science, Mills College

Veeva Systems Inc. | 2023 Proxy Statement 7

Who We Are
Tina Hunt Age: 55 Director since 2022 Independent Director Committees Audit (effective June 1, 2023)
Qualifications
•  Business and operations executive experience within the software and life sciences industries
• Global and enterprise leadership expertise
•  Life sciences R&D, ESG, and cybersecurity expertise

Career Experience
•  2006–present: various leadership and executive roles, including EVP, Strategy, Sector Development and Global Operations since 2023, and EVP, General Manager, Point of Care Diagnostics and Worldwide Operations from 2020 to 2022 at IDEXX Laboratories, Inc., a global leader in veterinary diagnostics and pet healthcare innovation
•  1996–2006: various leadership and executive roles, including VP at Woodard & Curran Inc., a consulting firm focused on water and environmental projects
•  1989–1990: Sales Executive, Hindustan Computers, an Indian multinational information technology services and consulting company

Education
•  Bachelor of Engineering, Civil Engineering, Panjab Engineering College
• Master of Science, Environmental Engineering, Purdue University
• Doctor of Philosophy, Environmental Engineering, Purdue University
• Master of Business Administration, University of Southern Maine

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Who We Are
Marshall Mohr Age: 67 Director since 2022 Independent Director Financial Expert Committees Audit (Chair) Cybersecurity
Qualifications
•  Leadership experience within the healthcare, technology and financial services industries
• Public company board expertise
•  Financial expertise

Career Experience
•  2006–present: various leadership and executive roles, including EVP, Global Business Services since 2021, and EVP and Chief Financial Officer from 2006 to 2021 at Intuitive Surgical Inc., a provider of surgical robotics
•  2003–2006: VP and Chief Financial Officer, Adaptec, Inc., a computer storage company
•  1981–2003: Managing Partner of the West Region Technology Industry Group, PricewaterhouseCoopers LLP, a provider of accounting, audit, and tax advisory services

Selected Board Experience
• Pacific Biosciences of California, Inc. (2012–present) (Public)
• Plantronics, Inc. (2005–2022), acquired by HP Inc. in 2022
•  Atheros Communications, Inc. (2003–2011) (Public), acquired by Qualcomm, Inc. in 2011

Education
•  Bachelor of Business Administration, Accounting and Finance, Western Michigan University

Veeva Systems Inc. | 2023 Proxy Statement 9

Who We Are
Gordon Ritter Age: 58 Director since 2008 Chair of the Board Independent Director Committees Compensation (Chair)
Qualifications
• Business experience in the software and web services industries
•  Expertise in venture capital, including as an investor and director for numerous private companies
•  Deep knowledge of Veeva as an early investor

Career Experience
•  2002–present: General Partner, Emergence Capital Partners, a venture capital firm founded by Mr. Ritter
•  2000–2001: Co-founder and Chief Executive Officer, Software As Service, Inc., a web services platform company
• 1999–2000: Vice President, Global Small Business division, IBM
•  1995–1999: Co-founder and President, Whistle Communications, Inc., an internet appliance and services platform acquired by IBM in 1999
•  1990–1995: Co-founder and President, Tribe, Inc., a networking infrastructure company
•  1986–1990: Vice President of Capital Markets, Credit Suisse First Boston Inc., an investment bank

Selected Board Experience
•  Serves on the boards of directors of numerous private technology companies

Education
• Bachelor of Arts, Economics, Princeton University

10 Veeva Systems Inc. | 2023 Proxy Statement

Who We Are
Paul Sekhri Age: 65 Director since 2014 Independent Director Committees Nominating and Governance
Qualifications
•  Executive, board member, and investor experience in the life sciences industry
•  Leadership experience and technical knowledge of life science companies
•  Public company board expertise

Career Experience
•  2022–present: President and Chief Executive Officer, vTv Therapeutics Inc., a clinical stage biopharmaceutical company
•  2019–2022: President and Chief Executive Officer, eGenesis, Inc., a biotechnology company focused on transplantation
•  2015–2019: President and Chief Executive Officer, Lycera Corp., a biopharmaceutical company focused on autoimmune diseases
•  2016–2017: Operating Partner, Highline Therapeutics, a biotech incubator launched by Versant Ventures
•  2014–2015: SVP, Integrated Care at Sanofi S.A., a multinational pharmaceutical company
•  2013–2014: Group EVP, Global Business Development and Chief Strategy Officer, Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company
•  2009–2013: Operating Partner and Head, Biotech Ops Group at TPG Biotech, part of the global private investment firm TPG Capital
•  2004–2009: President and Chief Executive Officer, Cerimon Pharmaceuticals, Inc., a pharmaceutical company

Selected Board Experience
• Axcella Health Inc. (2022–2023) (Public)
• Oryn Therapeutics (2022–2023)
• Spring Discovery, Inc. (2021–present)
• Longboard Pharmaceuticals (2020–present) (Public)
• eGenesis, Inc. (2019–present)
• Ipsen S.A. (2018–2023) (Public)
• Compugen Ltd. (2017–present) (Public)
• Pharming Group N.V. (2015–present) (Public)
• BiomX, Inc. (2020–2022) (Public)
•  Alpine Immune Sciences, Inc. (2017–2020) (Public)

Education
• Bachelor of Science, Zoology, University of Maryland
•  Post-graduate studies, clinical anatomy and neuroscience, University of Maryland, School of Medicine

Veeva Systems Inc. | 2023 Proxy Statement 11

Who We Are
Matthew J. Wallach Age: 50 Director since 2020 Independent Director Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and former president
•  Experience as an executive and business leader in the life sciences technology industry

Career Experience
• 2007–2019: Co-founder and President, Veeva Systems Inc.
•  2005–2007: Chief Marketing Officer, Health Market Science, Inc., a supplier of healthcare data solutions
•  2004: Vice President of Marketing and Product Management, IntelliChem, Inc., a provider of scientific content management solutions
•  1998–2003: General Manager, Pharmaceuticals & Biotechnology division, Siebel Systems, Inc., a customer relationship management software company

Selected Board Experience
•  HealthVerity, Inc. (2016–present)

Education
• Bachelor of Arts, Economics, Yale University
• Master of Business Administration, Harvard Business School

12 Veeva Systems Inc. | 2023 Proxy Statement

HOW WE ARE SELECTED, ELECTED, AND EVALUATED
Considerations in Evaluating Director Nominees and Board Diversity
Our Nominating and Governance Committee reviews on at least an annual basis, the composition of the Board, including character, judgment, diversity, independence, expertise, corporate experience, length of service, other commitments, and the like. Our Nominating and Governance Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of Veeva with a view toward creating a Board with diversity of thought, experience, expertise, and perspectives, including diversity with respect to gender and underrepresented community status. We have taken this aim seriously and we believe we have been successful in establishing a Board that includes diversity across a number of key fronts, including gender and underrepresented community status. When evaluating candidates for nomination as new directors, we value and consider the diversity traits of such candidates, but we do not require any particular diversity traits for a candidate or slate of candidates to be considered for nomination. We consider director candidates identified by third-party search firms as well as through recommendations by existing directors and officers.
Board and Committee Evaluations
Pursuant to its charter, which can be found on the Investors portion of our website at ir.veeva.com, the Nominating and Governance Committee oversees the self-evaluation of the Board, and since 2015, we have engaged a third party to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:
•	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
•	Evaluate overall Board composition;
•	Assess Board and committee roles and responsibilities;
•	Provide anonymous feedback on peers;
•	Clarify the expectations that directors have of themselves and of each other;
•	Foster effective communications among directors and between the Board and management;
•	Identify and discuss areas for potential improvement; and
•	Identify Board goals and objectives for the coming year.
Following the interviews, the results are discussed with the Nominating and Governance Committee, the Chair of the Board, and, where relevant, with management, and presented to and discussed with the full Board during an executive session. Where appropriate, further action is taken consistent with these Board discussions.
Director On-Boarding and Continuing Education
Upon joining our Board, directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our visions and values, operations, performance, strategic plans, and corporate governance practices (including our PBC purpose and our fiduciary duty to balance the financial interests of shareholders, the best interests of other stakeholders materially affected by our conduct, and the pursuit of our PBC purpose).
Our Board believes that our shareholders are best served by a Board comprised of individuals who are up to date on corporate governance and other matters relevant to board service. To encourage those efforts, our Board has adopted a Directors Continuing Education Policy (the “Director Education Policy”) that
Veeva Systems Inc. | 2023 Proxy Statement 13

How We Are Selected, Elected, and Evaluated
encourages all directors to pursue ongoing education and development on topics that they deem relevant given their individual backgrounds and committee assignments on our Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year to pursue education and development. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.
Shareholder Recommendations for Nominations to the Board; Proxy Access
Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Shareholder recommendations for candidates to our Board must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination; must be directed in writing to our principal executive offices, Attention: Corporate Secretary; and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.
In addition, in 2021, we adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) that has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2024 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which generally must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
14 Veeva Systems Inc. | 2023 Proxy Statement

HOW WE ARE ORGANIZED
Board Leadership Structure
Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the Chair of the Board and CEO when and if it deems it advisable and in our best interests and in the best interests of our shareholders to do so. We currently separate the roles of Chair and CEO. Our Board is currently chaired by Mr. Ritter. Separating the roles of CEO and Chair allows our CEO to focus on our day-to-day business while allowing the Chair to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chair is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chair, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Guidelines can be found on the Investors portion of our website at ir.veeva.com.
Director Independence
Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has determined that, other than Messrs. Cabral and Gassner, all of our directors are “independent” as that term is defined under the listing standards of the NYSE as of the date of the Annual Meeting. In addition, the independent members of our Board and Board committees regularly hold separate executive sessions at Board or Board committee meetings where only independent directors are present.
Board Committees
Our Board currently has four standing committees: Audit Committee, Compensation Committee, Cybersecurity Committee, and Nominating and Governance Committee. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with NYSE listing standards.
Audit Committee
Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, including our environmental management system, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. In addition, our Audit Committee discusses, at least annually, the suitability and performance of our information technology systems and receives periodic updates from our management on the same. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or
Veeva Systems Inc. | 2023 Proxy Statement 15

How We Are Organized
auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.
The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and related NYSE listing standards, as determined by our Board. Each member can read and understand fundamental financial statements. Our Board has determined that Mr. Mohr qualifies as an audit committee financial expert within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meets the financial sophistication requirements of the NYSE. The designation does not impose on him any duties, obligations, or liabilities that are greater than those generally imposed on any other member of our Board.
A more detailed description of the functions and responsibilities of the Audit Committee can be found in our Audit Committee charter published on the Investors portion of our website at ir.veeva.com.
Compensation Committee
The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including reviewing, evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.
Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.
During our fiscal year ended January 31, 2023 (“fiscal 2023”), our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of our peer companies. Compensia reported directly to the Compensation Committee. Compensia did not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia did not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.
The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.
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How We Are Organized
A more detailed description of the functions and responsibilities of the Compensation Committee can be found in our Compensation Committee charter published on the Investors portion of our website at ir.veeva.com.
Cybersecurity Committee
The Cybersecurity Committee was formed in June 2022. The purpose of our Cybersecurity Committee is to assist our Board in its oversight of our cybersecurity and privacy programs and controls. Among other things, our Cybersecurity Committee is responsible for overseeing the effectiveness of our information security and privacy policies and procedures with respect to our information technology systems, including for our customer-facing products and services and our internal-use systems, reviewing and providing oversight on our policies and procedures in preparation for responding to any material security incidents, as well as overseeing our compliance with applicable data privacy and cybersecurity laws and regulations. In addition, our Cybersecurity Committee annually reviews the appropriateness and adequacy of our cyber-insurance coverage.
The members of our Cybersecurity Committee must be non-employee members of our Board and at least one of them must qualify as independent under the NYSE listing standards. Currently, all members of our Cybersecurity Committee are independent under the NYSE listing standards.
A more detailed description of the functions and responsibilities of the Cybersecurity Committee can be found in our Cybersecurity Committee charter published on the Investors portion of our website at ir.veeva.com.
Nominating and Governance Committee
The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committees. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our executive officers and that may involve a conflict of interest or taking of a corporate opportunity.
The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.
A more detailed description of the functions and responsibilities of the Nominating and Governance Committee can be found in our Nominating and Governance Committee charter published on the Investors portion of our website at ir.veeva.com.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, our Compensation Committee consisted of Messrs. Carges and Ritter. None of our executive officers serves, or served during fiscal 2023, as a member of the Board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.
Veeva Systems Inc. | 2023 Proxy Statement 17

HOW WE GOVERN AND ARE GOVERNED
Overview of Our Corporate Governance Program and Recent Actions
The highlights of our corporate governance program are as follows:
•	Majority independent Board
•	Completely independent standing committees
•	Separate Chair and CEO positions
•	Annual director elections, with majority voting and removal with or without cause
•	Proxy access for director nominations
•	Shareholders’ ability to call a special meeting
•	Standing Cybersecurity Committee tasked with oversight of cybersecurity risks
•	Regular executive sessions of independent directors
•	Annual Board evaluation (led by third party)
•	Varied lengths of Board tenure with an average tenure of 5 years
•	Members of management other than executive officers regularly attend and present at Board meetings
•	Automatic sunset of our dual class structure in October 2023
•	Code of Conduct applicable to directors and executive officers
•	Corporate Citizenship statement emphasizing commitment to diversity, employee fairness, environmental sustainability, and other values
•	Anti-hedging and pledging policies in our Insider Trading Policy
•	Stock ownership guidelines for directors and executive officers
•	Policy on overboarding
•	Annual review of committee charters and corporate governance policies
•	Board continuing education program
•	Director resignation policy
We regularly review our current corporate governance practices against best practices and peer benchmarks. The following are the most recent actions we have taken to improve our corporate governance program:
•	In 2022 and early 2023, we engaged with shareholders on matters including environmental, social, and governance matters, executive compensation, and our PBC purpose.
•	In June 2022, we formed our Cybersecurity Committee, which held its first meeting in September 2022.
•	In 2022, we delivered our first annual PBC report. Our second annual PBC report is included herein.
•
In 2022, we added two female directors to our Board, each of whom also identify as members of an underrepresented community. Our Board diversity is now 30% as it relates to both gender and underrepresented communities.

•	In 2021, we were the first public company to convert to a Delaware PBC after an overwhelming shareholder vote in favor.
•	In 2021, we de-classified our Board all at once, effective at the 2021 annual meeting rather than take a staggered approach.
•	In 2021, we adopted proxy access for director nominations and changed our charter documents to permit shareholders to call special meetings.
•
In late 2020 and in connection with our proposed conversion to a PBC, members of our Board had numerous engagement meetings with individual shareholders to discuss our contemplated conversion. We proactively sought to arrange meetings with our top twenty holders of Class A shares and had conversations with each shareholder that agreed to meet. We also accepted meetings from a number of smaller shareholders who expressed an interest in discussing our potential conversion.

18 Veeva Systems Inc. | 2023 Proxy Statement

How We Govern and Are Governed
Board and Committee Meeting Attendance
Our Board met five times during fiscal 2023. No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he or she was a member during fiscal 2023. It is our policy to invite and encourage our directors to attend our annual meetings of shareholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, ten of our directors attended our 2022 annual meeting of shareholders. The membership of each standing committee and number of meetings held during fiscal 2023 are identified in the table below.
Name	Audit	Compensation	Governance	Cybersecurity*
Peter P. Gassner
Timothy S. Cabral
Mark Carges**		✔		Chair
Paul E. Chamberlain	✔
Ronald E.F. Codd***	Chair	✔
Mary Lynne Hedley			Chair
Priscilla Hung****	✔
Tina Hunt*****	✔
Marshall Mohr******	Chair			✔
Gordon Ritter		Chair
Paul Sekhri			✔
Matthew J. Wallach
Number of meetings held during fiscal 2023	10	5	4	2
*	The Cybersecurity Committee was formed on June 9, 2022 and held its first meeting in September 2022.
**	Mr. Carges ceased being a member of the Audit Committee and became Chair of the Cybersecurity Committee on June 9, 2022.
***	Mr. Codd did not stand for re-election at the 2022 annual meeting and ceased being a director on June 9, 2022.
****	Ms. Hung joined the Audit Committee on June 9, 2022.
*****	Dr. Hunt is expected to join the Audit Committee effective June 1, 2023.
******	Mr. Mohr became Chair of the Audit Committee and a member of the Cybersecurity Committee on June 9, 2022.
Corporate Governance Policies
Our Board has adopted Corporate Governance guidelines to promote the effective function of the Board and its committees. The Board has also adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our CEO, CFO, and other executive and senior financial officers. Each committee of our Board has a written charter approved by our Board. On an annual basis, our Board and its committees review our Corporate Governance Guidelines, Code of Conduct, and committee charters against best practices and peer benchmarks. Our Corporate Governance Guidelines, Code of Conduct, and committee charters can be found on the Investors portion of our website at ir.veeva.com, as can any future amendments to, or waiver of, our Code of Conduct.
Board Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities. Our Board is responsible for assuring that an appropriate culture of risk management exists within Veeva, monitoring and assessing strategic risk exposure, and focusing on how we address specific risks, such as cybersecurity and technology risks, brand and reputation risks, strategic and competitive risks, operational risks, financial risks, and legal and compliance risks. Our executive officers are responsible for the day-to-day management of the material risks we face. On a regular basis, our Board administers its oversight function directly as well as through its various standing
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How We Govern and Are Governed
committees that address the risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters; our internal audit function; our enterprise risk management and compliance programs, including our environmental management system; and the suitability and performance of our information technology systems. Our Compensation Committee oversees the management of risks associated with our compensation policies and programs. Our Cybersecurity Committee oversees information security and privacy related risks, controls, and procedures for our products and our internal-use information technology. Our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.
Board’s Role in Human Capital Management
Our Board believes that human capital management is an important component of our continued growth and success. Our Board has regular involvement in talent attraction, retention, and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for CEO succession planning and the Compensation Committee monitors management’s succession plans for other key executives. While the Board has approved an emergency succession plan for our CEO and certain key executives to prepare for unanticipated events, the Board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.
In addition, members of our Board regularly engage with employees at all levels of the organization through periodic visits to Veeva’s headquarters in Pleasanton, California, and attendance at employee and customer events, to gain insight into a broad range of human capital management topics, including corporate culture, diversity, employee development, and compensation and benefits. Our Board and management consider employee feedback in evaluating employee programs and initiatives and benefits and in monitoring our current practices for potential areas of improvement.
In particular, our Compensation Committee administers and provides oversight of our cash and equity-based compensation programs and reviews with management our major compensation-related risks, including as they relate to retention of our key executives and employees.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. During fiscal 2023, Mr. Bowman filed one late Form 4 with respect to two transactions. Except for the foregoing, based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2023, all Section 16(a) filing requirements were satisfied on a timely basis.
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How We Govern and Are Governed
Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2022 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Theodore Wallach, a brother of our director, Matthew J. Wallach, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2023, Theodore Wallach had total cash and other compensation of approximately $370,000, approximately $150,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
The compensation level for Theodore Wallach was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. He was also eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers.
Indemnification Agreements
We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers, and key employees to the fullest extent permitted by Delaware law, our Certificate of Incorporation, and our Bylaws against expenses incurred by that person because of his or her status as one of our directors, executive officers, or key employees. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding.
Policies and Procedures for Related Party Transactions
Pursuant to our Corporate Governance Guidelines and Audit Committee charter, any related party transaction must be presented to our Audit Committee for review, consideration, and approval. Material related party transactions must be approved by the Board. A “related party transaction” includes any transactions involving the company and any related person that we would be required to disclose pursuant to SEC and NYSE rules. Our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee or the Board shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee or the Board, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee or the Board shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee or the Board determines in the good faith exercise of its discretion.
Veeva Systems Inc. | 2023 Proxy Statement 21

HOW WE ARE PAID
Non-Employee Director Compensation Plan
Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in arrears in quarterly installments.
Non-employee members of the Board also receive grants of RSUs under our 2013 Equity Incentive Plan, as amended and restated, on the date of our annual meeting of shareholders. Such annual grants are valued on the date of grant and vest quarterly over one year. On the date of the annual meeting, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $225,000 of our Class A common stock. In addition, the non-executive chair or lead independent director will receive an additional issuance of RSUs valued at $40,000 of our Class A common stock.
Non-employee members of the Board’s committees are granted additional RSUs as follows.
•	Audit Committee
•	Members: RSUs valued at $20,000
•	Chair: RSUs valued at $40,000
•	Compensation Committee
•	Members: RSUs valued at $10,000
•	Chair: RSUs valued at $20,000
•	Cybersecurity Committee
•	Members: RSUs valued at $10,000
•	Chair: RSUs valued at $20,000
•	Nominating and Governance Committee
•	Members: RSUs valued at $10,000
•	Chair: RSUs valued at $20,000
New directors and new committee members will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of shareholders.
We also have a policy of paying for regulatory filing fees related to ownership of Veeva stock and reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
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How We Are Paid
Director Compensation
The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2023. Other than as set forth in the table and described more fully below, during fiscal 2023, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board for service as a director. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and, therefore, is not included in the table below.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation	Total ($)
Timothy S. Cabral	54,167	225,088	—	279,255
Mark Carges	50,000	255,125	—	305,125
Paul E. Chamberlain (3)	50,000	245,175	—	295,175
Ronald E.F. Codd (4)	20,833	—	—	20,833
Mary Lynne Hedley	50,000	245,175	—	295,175
Priscilla Hung	54,167	245,175	—	299,342
Tina Hunt	54,167	225,088	—	279,255
Marshall L. Mohr	54,167	275,024	—	329,191
Gordon Ritter	50,000	285,162	—	335,162
Paul Sekhri	50,000	235,038	—	285,038
Matthew J. Wallach	50,000	225,088 (5)	—	275,088
(1)	Represents the annual cash retainers paid to each director.
(2)
Represents the aggregate grant date fair value of RSUs granted to the director during fiscal 2023, computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2023 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. As of January 31, 2023, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Cabral — 599; Mr. Carges — 679; Mr. Chamberlain — 653; Mr. Codd — 0; Dr. Hedley — 653; Ms. Hung — 653; Dr. Hunt — 599; Mr. Mohr — 732; Mr. Ritter — 759; Mr. Sekhri — 626; and Mr. Wallach — 599.

(3)	On March 6, 2023, Mr. Chamberlain informed the Board of his intention to retire from his role as a director on the Board, effective immediately prior to the Annual Meeting.
(4)	Mr. Codd did not stand for re-election at the 2022 annual meeting and ceased being a director on June 9, 2022.
(5)
As of January 31, 2023, Mr. Wallach also held an outstanding option to purchase 20,000 shares of Class B common stock, which represents the unexercised and vested portion of an option granted on March 10, 2013 under our 2012 Equity Incentive Plan. Our Compensation Committee unanimously amended the original post-termination exercise period of the outstanding options held by Mr. Wallach from three months post-termination to the earlier of (i) March 8, 2023 or (ii) the date on which the option would expire pursuant to its original term.

Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, each director must own Veeva stock with a value of three times the annual cash retainer for Board service. Our directors may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options and are required to achieve these ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such director’s election or appointment. All of our directors are in compliance with these guidelines as of March 31, 2023.
See “Our Pay—Compensation Discussion and Analysis—Other Compensation-Information and Policies—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.
Veeva Systems Inc. | 2023 Proxy Statement 23

HOW YOU CAN COMMUNICATE WITH US
Our Board, similar to our management, values regular input from shareholders and stakeholders. We, therefore, have several means by which we receive and seek that input. These include:
•	Shareholder participation in our annual meeting, both via voting and via the opportunity to ask questions or make comments;
•	Shareholder-director engagement, both initiated by us and by shareholders;
•	Shareholder participation in our regular earnings calls and during the many conferences and other events at which we offer shareholder dialogue, including our Investor Day typically held in the fall;
•	Use of any of our compliance or hotline reporting functions;
•	Participating in any of the director education or similar governance events attended by our directors or executives; and
•	Writing to us either to the address of our physical headquarters or using our dedicated investor relations email address.
Shareholders and other interested parties wishing to communicate in writing with our Board or with an individual member of our Board may do so by mailing to the Board or to the particular member of the Board, care of the Corporate Secretary, a letter to our principal executive offices, Attention: Corporate Secretary, Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588. The envelope should indicate that it contains a shareholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.
24 Veeva Systems Inc. | 2023 Proxy Statement

OUR COMPANY
Overview
Veeva is the leading provider of industry cloud solutions for the global life sciences industry. Our offerings span cloud software, data, and business consulting and are designed to meet the unique needs of our customers and their most strategic business functions—from research and development (R&D) to commercialization. Our solutions help life sciences companies develop and bring products to market faster and more efficiently, market and sell more effectively, and maintain compliance with government regulations.
Fiscal 2023 Business Highlights
•	Our total revenues for fiscal 2023 were $2.16 billion, an increase of 16% year-over-year, and our subscription services revenues were $1.73 billion, an increase of 17% year-over-year.
•
Our operating income for fiscal 2023 was $459.1 million, a decrease of 9% year-over-year, and our non-GAAP operating income was $830.5 million, an increase of 9% year-over-year. Our net income for fiscal 2023 was $487.7 million, an increase of 14% year-over-year, and our non-GAAP net income was $695.6 million, an increase of 15% year-over-year. A reconciliation of these non-GAAP metrics to the related GAAP metrics is included at Appendix A.

•
We surpassed $2 billion in revenue with a long runway ahead. This milestone reflects growing revenue across our commercial and R&D solutions. We continue to innovate to support the most critical functions for a life sciences company and we now deliver more than 30 major software and data products designed to advance the industry.

•
We finished fiscal 2023 with 1,388 customers, up 174 from the year prior. Our commercial solutions ended the year with a total of 684 customers and our R&D solutions ended the year with a total of 1,025 customers.

•
We established a 10-year strategic partnership agreement with Merck. Merck will take a Veeva-first approach to new industry-specific software and data, selecting our products when they are fit for purpose. This agreement is the first of its kind for us, supporting our vision to become the most strategic partner to the life sciences industry.

•
Veeva Vault EDC, our electronic data capture solution, signed four additional top 20 pharmaceutical companies for a total of six top 20 pharmaceutical companies now committed to using Vault EDC for all new clinical trials.

•
Our first top 20 pharmaceutical customer went live with Veeva Vault Safety across its main divisions and most countries. Vault Safety is a suite of applications that unifies systems and processes to enable proactive patient safety.

•
We announced four new products built on the Veeva Link, a powerful new data platform. As we have demonstrated with Veeva Vault, taking a platform approach for Link allows us to build high-value data applications with speed and quality.

•
We announced plans to migrate our multichannel CRM applications from the Salesforce platform to our proprietary Veeva Vault platform. Providing a common platform across our R&D and commercial solutions will, we believe, allow us to deliver better applications and a better customer experience.

Veeva Systems Inc. | 2023 Proxy Statement 25

Our Company
Our Executive Officers
The following table provides information concerning our executive officers as of May 9, 2023.
Name	Age	Position(s)
Peter P. Gassner	58	Chief Executive Officer and Director
Thomas D. Schwenger	55	President and Chief Operating Officer
Brent Bowman	56	Chief Financial Officer
E. Nitsa Zuppas	53	Chief Marketing Officer
Alan V. Mateo	61	Executive Vice President, Global Sales
Josh Faddis	51	Senior Vice President, General Counsel and Secretary
Peter P. Gassner. See biographical information set forth under “Who We Are—Board Nominees.”
Thomas D. Schwenger has served as our President and Chief Operating Officer since September 2019. Prior to joining Veeva, Mr. Schwenger served in various roles at Accenture plc, a global management consulting and professional services firm (previously Andersen Consulting and Arthur Andersen & Co.), where he had served since 1989. At Accenture, Mr. Schwenger served most recently as Senior Managing Director, Northeast U.S. Products Industries Client Service Group Lead since 2016, and previously as Senior Managing Director, North America Life Sciences Client Service Group Lead since 2014. Mr. Schwenger earned a Bachelor of Science degree in Quantitative Business Analysis from Penn State University.
Brent Bowman has served as our Chief Financial Officer since September 2020. Prior to such appointment, Mr. Bowman served as our Executive Vice President, Finance, from June 2020 through August 2020. Prior to Veeva, Mr. Bowman served as Chief Financial Officer for [24]7.ai, where he served in such role since May 2018. From December 2015 to April 2018, Mr. Bowman served as Vice President, Finance for Intel Corporation. Between March 2010 and December 2015, Mr. Bowman held multiple executive roles with Altera Corporation, until it was acquired by Intel Corporation. From April 1994 to October 2010, Mr. Bowman held various roles with Sun Microsystems, Inc. Mr. Bowman began his career with Ernst & Young in September 1989. Mr. Bowman received a Bachelor of Arts in Business Economics from the University of California, Santa Barbara. Mr. Bowman is also a licensed certified public accountant in the State of California.
E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.
Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.
Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining
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Our Company
Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.
Our Unique Employment Practices
Our current business operations and future growth depend on having a highly engaged workforce with a diverse set of skills and life experiences operating together with a common vision, values, and ways of working. To attract and retain our workforce, we offer competitive compensation and benefits. In addition, we take a holistic approach to our employees’ well-being and offer access to physical and mental health programs and resources so our employees can focus on their chosen wellness goals. But compensation and benefits are not everything. We have also adopted some unique practices that we believe differentiate Veeva.
•
Focus on vision and values. We are guided by a common vision—Building the Industry Cloud for Life Sciences—and set of core values: Do the Right Thing, Customer Success, Employee Success, and Speed. This statement of vision and values acts as our North Star for decision making and it is emphasized and engrained into our thinking. We begin every important meeting, including each meeting of our Board and all large employee meetings, by reviewing our vision and values. Our employees know and understand what we are trying to accomplish and the values that should guide how we get there. A description of our vision and values is included herein at “Our Public Benefit Corporation Report—Our Vision and Values.”

•
Broad equity ownership. Many companies, as they mature, limit the issuance of company equity to an ever more narrow group of employees. We have done the opposite. In fiscal 2023, 93% of our employees were issued company equity. We believe this helps to create an ownership and team-first culture that motivates and rewards employees. We generally grant both restricted stock units (which have immediate value to employees at vesting) and stock options (which have value to employees only if we create value for our shareholders).

•
Work anywhere. We have also adopted a “Work Anywhere” policy, which generally gives employees the flexibility to work in an office or at home on any given day, with certain job-specific restrictions. Under our policy, employees can also relocate to a place that better suits their individual or family needs if they wish. We believe that our Work Anywhere policy broadens our talent pool by giving employees the freedom to live where it makes the most sense for them, including in places without an office nearby. We also take steps to ensure that remote employees are not treated as second-class citizens and have all of the same opportunities for impact, contribution, and career advancement as employees who work at headquarters.

•
1% Veeva giving program. Our support for charitable causes is entirely employee driven because we think giving is personal and should be directed by the individual. With our 1% Veeva giving program, each employee receives an amount equivalent to 1% of their base salary annually to direct to the non-profit(s) of his or her choice. There is no required employee match. Employees simply make a choice. We never dictate favored corporate causes or ask employees to donate to specific non-profits.

•
Career development. Our commitment to employee success means that we support employee growth and development. For example, we have a development program called Generation Veeva that is dedicated to building the careers of new university graduates in a supportive

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Our Company
environment through onboarding, integrated project work, workshops, mentorship, and career path planning. This program offers new university graduates the opportunity to focus either in services, engineering, sales, consulting or analytics.
•
Employee feedback and engagement. Managers at Veeva conduct a bi-annual check-in with each team member to foster trust and open communication. During these check-ins the manager and employee discuss the employee’s strengths, areas of growth, goals, and level of engagement.

•
No non-competes. Employee non-compete agreements are bad for employees, bad for innovation, and bad for the economy. We do not require any of our employees anywhere in the world to enter into non-compete agreements, and we have taken legal action to prevent the abusive use of non-compete agreements to restrict employees from working where they choose.

•
Executive compensation. Our most senior executives, including our CEO, all make the same base salary, which is set at a level that is modest by comparison to our peer group. Further, none of our most senior executives is eligible for a cash bonus or case-based variable compensation and none is currently eligible for any severance or change in control-related benefits that are unique to executives. Our executive compensation is, instead, largely equity driven and includes, as a significant component, stock options that vest over four years. We believe this structure fosters a team-first culture, encourages long-term thinking to create a sustainable and durable business, and aligns with the interest of shareholders and other stakeholders.

•
Fair termination and severance practices. Veeva strives to be both fair and nimble with respect to the employee separation process. In the U.S., we provide a standard separation period with continued pay and benefits coverage that allows separated employees reasonable time to transition to a new employer with pay and continued health coverage. In Europe, we offer standard severance terms across Europe to ensure that all employees in the region are treated fairly and consistently.

While we experience intense competition for talent, we believe the employment practices listed above are, in part, responsible for our success in attracting and retaining talented employees, and in fiscal 2023, we increased our employee headcount by 1,262.
Our Workforce Diversity
Diversity is important to us: it brings diverse perspectives, new ideas, and fuels innovation. We believe diversity comes in many forms and we strive to foster a culture of inclusion. Our Chief Diversity Officer provides strategic leadership and focus towards Veeva’s commitment to fostering a diverse and inclusive workplace. As of January 31, 2023, 44% of our global employee population identified as female and 40% of our managers identified as female. This data uses traditional gender categories of male and female to align with U.S. government reporting requirements. We respect that gender is not binary and this statistic does not reflect our position on gender. The data we collect from our U.S. employees indicates that, as of January 31, 2023, approximately 39% of our U.S. workforce and 31% of our U.S. managers self-identified as members of underrepresented racial or ethnic groups. We define underrepresented racial or ethnic groups as individuals who identify as American Indian, Alaska Native, Asian, Black, African American, Hispanic, Latino, Hawaiian, Other Pacific Islander, or two or more races. We provide workforce demographic information, updated on a quarterly basis, on our website for transparency and to track our progress over time.
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Our key diversity initiatives include: leadership training, company-wide webinars, mentorship programs, and employee affinity groups. In recent years, we have expanded our recruitment efforts to try to include a more diverse candidate pool. We aim to develop inclusive leaders through trainings on diversity, equity, and inclusion matters. In addition, we bring learning opportunities to all employees to foster and retain a culture of inclusion and equality.
We have several employee-led affinity and support groups. These communities provide a safe environment for team members from underrepresented communities and allies to raise awareness of social issues, celebrate the diverse cultures and backgrounds that make up our global team, and contribute to Veeva's efforts to grow a diverse workforce. These communities also provide opportunities for professional mentorship and foster empathy and belonging amongst our teams.
Our Approach to Environmental Sustainability
Consistent with our intent as a PBC to operate in a responsible and sustainable manner, Veeva is committed to environmental stewardship through our business practices and continually seeks ways to lessen our environmental impact. Our Audit Committee is responsible for reviewing and discussing with management the Company’s environmental risks and sustainability program. Our EVP of Internal Operations leads our environmental sustainability program and works closely with a committee of senior leaders to set the direction and oversee the execution of our sustainability initiatives. In 2022, we developed an International Organization for Standardization (“ISO”) 14001 certified Environmental Management System (“EMS”), which outlines our commitment to pollution reduction, energy and water efficiency, and waste reduction, tracking the effectiveness of our sustainability program, and meeting or exceeding applicable environmental laws and regulations. Our EMS has been implemented at our global headquarters building in Pleasanton, California and our European headquarters building in Barcelona, Spain.
We strive to integrate sustainability into our supply chain. Our Supplier Code of Conduct requires vendors to comply with all environmental laws and maintain sustainable business practices. We also consider a vendor's environmental impact in our procurement process. For example, our two main computing infrastructure providers—Salesforce and Amazon Web Services—have made commitments to environmental sustainability initiatives. We also aim to partner with customers and other stakeholders to drive impactful action on environmental matters.
To meet our environmental commitments, we practice the following:
Pollution Reduction
•	Our Work Anywhere policy has reduced our commuting environmental impact. We support our workforce through technology tools that enable virtual communication and collaboration.
•	We purchase eco-friendly office supplies and cleaning supplies.
•	We are gathering data on our greenhouse gas emissions.
Energy and Water Efficiency
•
We track our energy use and purchase renewable energy where available. For example, in 2022, 100% of the energy purchased for our European headquarters building in Barcelona, Spain, comes from sustainable hydropower, wind, and solar sources.

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Our Company
•
We choose equipment, lighting, and appliances that minimize energy and water usage. Because we made the strategic decision to purchase our global headquarters building, we are able to implement a number of sustainability programs, including a solar power array and lighting and water efficiency. In 2022, our global headquarters earned the U.S. Environmental Protection Agency’s ENERGY STAR certification.

Waste Reduction
•	All of our major offices have recycling and e-waste programs in place.
•	We partner with asset disposal companies that re-use our retired electronic equipment after certified data destruction and use certified recycling processes where re-use is not possible.
Our Approach to Internal Audit
The primary focus of our internal audit function is to ensure the integrity, energy, and competence of our leadership team. We recognize that this is a non-traditional approach to internal audit—one that is not easily quantified—and involves dialogue and judgment to a greater degree than traditional internal audits. We take this approach based on the view that the root cause of any number of enterprise risks is a failure in one of these areas.
Our Security and Privacy Programs
Data privacy and data security are part of our corporate DNA. We know that customers have put their trust in us, and we take that very seriously. Our solutions involve the storage and transmission of our customers’ proprietary information, personal information of medical professionals, personal information of patients and clinical trial participants, and other sensitive information. Our ability to maintain the confidentiality, integrity, and availability of our customers’ data is critical to our success. Our Cybersecurity Committee oversees cybersecurity and privacy related risks, controls, and procedures. Our EVP of Internal Operations, a member of our executive leadership team, is responsible for the day-to-day cybersecurity and technology risk management. Our Chief Information Security Officer (“CISO”), who reports to the EVP of Internal Operations, oversees our security team.
Veeva maintains a comprehensive Information Security Management System (“ISMS”) to ensure the confidentiality, integrity, and availability of customer data, corporate data (such as intellectual property or source code), employee data, and our systems. Our ISMS is founded on the following industry-leading and regulatory standards:
•	ISO 9001:2015 – Quality Management Systems
•	ISO/IEC 27001:2013 – Information Security Management
•	SOC2 Type II – System and Organization Controls
•	SEI Capability Maturity Model Integration (v1.3)
•	IT Infrastructure Library (ITIL) version 3
•	ICH Q9 – Quality Risk Management
Veeva has achieved ISO 27001 certification for our ISMS, which is managed by our CISO to ensure security controls conform to established standards across both product and infrastructure components. As a data processor, we are also the custodian of customer information that can be both confidential and sensitive. We are also certified to ISO 27018 for privacy controls.
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Critical elements of our ISMS include:
•
Operational measures to monitor and respond to data breaches and cyber attacks. We have application, database, network, and resource monitoring in place to identify any vulnerabilities and protect our applications. Our personnel are trained to immediately report any security incident and any such incident is handled in accordance with our Security Incident Management Policy and follows a formal incident response process. We provide a trust site that displays upcoming maintenance downtimes, any data center incident, and any security communications.

•
Vulnerability and penetration testing. Our solutions undergo internal vulnerability testing prior to release. We have built our own internal penetration testing systems and we conduct vulnerability assessments on our software using automated and manual methods, at least annually. In addition, our customer service agreements commit us to commission annual vulnerability and penetration testing of our systems by industry-recognized, third-party security specialists.

•
Training. We require role-based security and security awareness training. All employees receive annual training on our Code of Conduct, which establishes our commitment to protecting the confidential and proprietary information of our customers and partners. In addition, all new hires and contractors must undergo information security awareness training. Subsequent security awareness training is required annually for all active employees and contractors. Employees in certain roles (e.g., customer support representatives, developers, and hiring managers) receive further and more extensive data security training annually.

•
Disaster recovery and business continuity. Our solutions are designed to avoid single points of failure to reduce the chance of business disruption. We maintain formally documented recovery processes that may be activated in the event of a significant business disruption for both our corporate IT infrastructure and the production infrastructure that processes Veeva customer data. We conduct testing, at least annually, to verify the validity of the recovery processes and provide reports on the test results for production infrastructure that processes Veeva customer data to customers via access to a customer portal.

Through our Supplier Management Program, we maintain procedures that specify requirements for the assessment of all suppliers and contractors who provide services that may impact our product and process quality. These procedures ensure that there is an appropriate level of oversight of our vendors’ quality systems. We perform initial audits and then periodic, risk-based audits on our suppliers to ensure their products and services conform to Veeva established quality standards.
We have implemented several programs to ensure a culture of risk management. For example, we have a Security Points of Contact program, which embeds security experts into product development teams. In addition, a Security Council, sponsored by the CEO and chaired by the CISO, meets monthly to discuss the security program, security incidents, and ongoing program objectives. The council is comprised of senior leaders in product development, operations, security, quality, and services and ensures that security remains a top priority across the enterprise.
We also maintain a global privacy program aligned to applicable laws such as the European Union’s General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act (“CCPA”), and HIPAA. We have a Chief Privacy Officer, who collaborates with our CISO and business and product leaders throughout our organization. Our Chief Privacy Officer has global responsibility for our privacy program. We also have an EU Data Protection Officer, Singapore and China Data Protection Officers, and a HIPAA Privacy Officer as well as regional privacy champions. Our Cybersecurity Committee meets regularly to track initiatives and minimize privacy risks.
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Our Company
Although Privacy Shield is no longer a valid legal mechanism for international data transfers, Veeva still maintains an active EU-U.S. Privacy Shield certification and a Swiss-U.S. Privacy Shield certification. We currently rely on the EU Standard Contractual Clauses as our alternative legal data transfer mechanism. Veeva is also registered as a data broker as required by the California Attorney General.
We provide transparency in our solutions and services, including how we process personal data and, if applicable, how individuals can exercise their rights regarding the control of their data including access, rectification, and deletion. For example, we provide a mechanism through our website where individuals can exercise their rights to remove their personal information from our data products. In addition, our solutions provide customers with built-in functionality to enable them to delete data. We embed privacy and security by design into new and existing products and features through impact assessment and controls. At least once a year we are audited by an accredited third-party certification body for compliance with ISO 27001 and ISO 27018 controls.
We have a data privacy policy that describes our Data Privacy program. Our Data Privacy program focuses on the implementation of procedures and agreements to comply with applicable data privacy requirements with customers, partners, and sub-processors who have access to data collected or processed by us; creation and maintenance of clear documentation and terms involving the collection, use, sharing, and retention of user data, including data transferred to third parties; a process by which we collect and process user data that is limited to the stated purpose; a process by which we obtain user data through lawful and transparent means; and a commitment to notify customers and data subjects in a timely manner in case of data breach as required by contract or law. We ensure that all employees and contractors engaged in the processing of personal data are informed of our privacy practices and have received appropriate training on their responsibilities. For more information about our privacy practices, please visit veeva.com/privacy.
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Our Company
Audit Committee Report
The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes, and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, discusses critical audit matters and related disclosures with our independent registered public accounting firm, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter published on the Investors portion of Veeva’s website at ir.veeva.com.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations, and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2023
The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2023. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding communications between our independent registered public accounting firm and Audit Committee.
The Audit Committee has received and reviewed the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.
Based on the activities, reviews, and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Paul Chamberlain
Priscilla Hung
Marshall Mohr (Chair)
Veeva Systems Inc. | 2023 Proxy Statement 33

OUR PUBLIC BENEFIT CORPORATION REPORT
On February 1, 2021, we became the first public company to convert to a Delaware Public Benefit Corporation (PBC). Ninety-nine percent of votes cast were in favor of our PBC conversion.
At that time, we committed to report progress against our PBC objectives annually and publicly. The following sections fulfill that commitment by explaining how the PBC structure reflects our Vision and Values and how we are pursuing our public benefit purpose and multi-stakeholder obligations when we make important decisions.
Our Vision and Values
Our Vision and Values guide our strategy, operations, and decision-making at all levels of the company. We review and re-enforce our Vision and Values at every significant meeting or event. While our Vision and Values have remained constant for many years, we review them and consider adjustments annually and publish a detailed description to all our employees. Our current Vision and Values description, exactly as shared with our employees, is below:
Vision: Building the Industry Cloud for Life Sciences. We focus on cloud technology, data, technical services, business consulting, and a network of partners to help the global life sciences industry become more efficient and effective. We aspire to become essential to and appreciated by the life sciences industry.
Values
1.	Do the Right Thing
2.	Customer Success
3.	Employee Success
4.	Speed
Our values are listed in priority order from one to four.
Do the Right Thing. We pride ourselves on being good humans that are honest, direct, and humble. We don’t lie, cheat or steal. We treat others how we wish to be treated and respect each individual person. We trust common sense over excessive rules. We consider customers, employees, the industries we serve, and shareholders in making decisions. Veeva is not all about the money.
Customer Success. Customer success has three parts. First, it's about the people in the companies we serve. They should enjoy working with our products and people. They should be able to count on us and know we will go the extra mile when needed for customer success. Second, it's about the companies. Our products and services should deliver positive ROI over the short and long term. And third, for the industries we serve. Veeva products and services should have a positive effect on the industry, making it more efficient, innovative, and effective. We strive to be an outstanding and highly strategic partner to the industry over the long term.
Employee Success. Veeva should be a place where employees can do their best work and work around great people in an environment of teamwork. Employees should be treated with respect and given the appropriate supporting structures to effectively 'captain their own ship' for growth and excellence. We are careful in who we hire, and we take action when things are not working out. We prefer to promote internally based on potential. We compensate fairly based on contribution.
Speed. We should try our best to do things quickly and correctly the first time. We should get the important things done today rather than tomorrow. As we grow, we must push decision making down to operating levels to retain our speed, agility, and innovation. We know that as a company grows it will tend to slow down. We fight against that gravity. We celebrate mistakes and learn from them. A company that has no mistakes has no speed, takes no risks, and has little reward.
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Our Public Benefit Corporation Report
Our PBC Purpose and Obligations
A PBC is a for-profit company that has adopted a public benefit purpose intended to provide benefits beyond just shareholder financial returns. The directors of a PBC have a fiduciary duty to balance the interests of shareholders, other stakeholders materially affected by the company’s conduct, and the pursuit of the company’s public benefit purpose. Our public benefit purpose is as follows:
To provide products and services that are intended to help make the industries we serve more productive and to create high-quality employment opportunities in the communities in which we operate.
We believe the PBC legal structure is aligned with the way we operate and is a more accurate reflection of our Vision and Values than the traditional corporate structure. Throughout Veeva’s history, we have considered the interests of our customers, employees, partners, and the communities in which we operate as we have deliberated over what was in the best interests of our shareholders. We believe that most, if not all, companies that have achieved meaningful success and maintained market leadership over longer periods must, in various ways, balance the needs of their various stakeholders along with their shareholders.
As a PBC, we still have a fiduciary duty to shareholders. And while our stated public benefit purpose must have a positive effect on non-shareholders, we believe that it also benefits shareholders. Shareholders benefit when employees are engaged and happy, when partners can collaborate and add value, when customers are more productive, and when customers feel more comfortable partnering on long-term engagements. We believe that pursuing our PBC purpose and considering the interests of our stakeholders will enhance our relationships with customers, employees, job candidates, partners, and the communities where we operate in a way that makes our business more durable over the long term.
Our PBC Purpose Objectives
Our Board of Directors has established objectives in pursuit of our PBC purpose. Our objectives may change over time as our business and our relationship with the industries we serve evolves. We discuss each of our current objectives below.
Veeva PBC Purpose (Part 1): To provide products and services that are intended to help make the industries we serve more productive.
•	Objective 1: Enable faster, less expensive clinical trials that are less burdensome and more accessible to patients
•
Details & progress: By connecting clinical trial stakeholders through Veeva’s integrated clinical technology solutions, we intend to make clinical trials more efficient with connected processes and automated data flow that benefits clinical trial participants, sites, and sponsors. Where practical, we are taking the long-term view by attempting to fundamentally improve burdensome clinical trial processes rather than selling products for short-term gain that enable more burdensome processes to continue.

For representative progress, in fiscal 2023:
•
Veeva Vault EDC has now been used in over 500 clinical trials globally, bringing much-needed innovation and true cloud software capabilities to the industry. These trials have shown improvements in several areas, including faster initial study builds and more efficient ongoing maintenance of the study design. As one example, customer proof points have shown a reduction in clinical trial database build time of 50% or more (from 12 weeks to 6 or less) by leveraging Vault EDC to enable an agile study build process with far less custom programming.

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Our Public Benefit Corporation Report
•
We continue to invest in Veeva SiteVault. SiteVault is a free technology that over 5,000 clinical trial sites have signed-up for to manage their regulatory information and share information with clinical trial sponsors. Over 400 clinical research sites log in to this free technology daily.

•
Our first early adopters of Veeva ePRO went live. ePRO is designed to simplify the experience for clinical trial participants through a simple user interface and by allowing each participant to use the mobile device or web browser that they are most familiar with. The industry standard process today is to provision a single-purpose mobile device, with ePRO functionality installed, to each participant in each clinical trial. This puts a large and unnecessary technology and education burden on clinical trial participants and research sites and adds unnecessary costs for sponsors.

•	Objective 2: Support customer choice and remove competitive barriers from the industry
•
Details & progress: Life sciences companies should have the freedom to choose the software, data products, and services that meet their business needs without undue restrictions. Choice benefits the life sciences industry and is crucial for the industry to fulfill its mission of improving the lives of patients. Today we maintain over 750 agreements that allow third parties (often competitors) to access our proprietary data and cloud software products for that purpose. We do not block or disable integrations to third-party software products, instead, we enable them through open APIs where possible. When called for, we have also taken legal action to stop anti-competitive practices that we believe harm the life sciences industry and violate antitrust laws, including our ongoing lawsuits against IQVIA, which are described in Note 14 of our filing on Form 10-K for the period ended January 31, 2023.

In July 2022, we also secured a significant win for the life sciences industry when the United States District Court for the Southern District of New York entered judgment in Veeva’s favor over trade secret claims by industry competitor, Medidata, which had the potential to limit competition, innovation, and the free flow of talent.
Veeva PBC Purpose (Part 2): To create high-quality employment opportunities in the communities in which we operate.
•	Objective 3: High-Quality Job Creation—10,000 employees by 2025
•
Details & progress: We provide job opportunities with high potential for development and advancement, fair and competitive compensation and benefits, location flexibility, and without abusive restrictions. In our fiscal year that ended January 31, 2023, we added over 1,250 employees for a total of over 6,700 employees. Also, as a result of our measured and thoughtful hiring process, we are navigating the recent economic downturn without layoffs. For more information on how we are creating high-quality jobs, see “Our Unique Employment Practices.”

•	Objective 4: Advocate for the elimination of the use of non-competes as a condition of employment in the U.S. by 2030
•
Details & progress: We have long held the belief that individuals and society benefit when employees have the freedom to pursue the opportunities they choose. In our fiscal year 2023, we provided legal defense for two employees involved in active non-compete litigations and counseled and helped many other new employees respond to threats by their former employers to assert non-compete agreements. We were also publicly supportive of

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Our Public Benefit Corporation Report
both the Federal Trade Commission’s proposed rule to ban employment non-compete agreements and bipartisan legislation (the Workforce Mobility Act) to do the same. We are actively working to make non-compete reform a reality, and we plan to continue and expand those efforts.
We also continued to pursue our lawsuit, described in Item 3 of our filing on Form 10-K for the period ended January 31, 2023, which seeks declaratory judgment that out-of-state non-compete agreements cannot be enforced against employees with sufficient connections to the state of California, regardless of where the employee physically resides.
Key Stakeholder Decisions
In addition to the objectives described above, we believe a powerful way to illustrate how we operate as a PBC is to discuss a select set of key decisions from our last fiscal year that we believe were particularly meaningful. Decisions are the leading indicators of operations and results. A decision may not impact results for multiple years, or a decision may be preventative in nature. The decisions we list below are intended to be non-exhaustive and illustrative examples of our stakeholder-balanced decision-making that were impactful or representative decisions in fiscal 2023.
1.
We appropriately balanced the interests of key stakeholders, including customers and shareholders, in the design and implementation of an annual inflation price adjustment that we announced in 2022 and that became effective in 2023. The 4% inflation price adjustment on our subscription products—a first in the history of Veeva—will help to ensure our ability to operate successfully and sustainably over the long term but was also well below the US inflation rate in 2022 and was announced far in advance of the effective date of any price changes. Customers have appreciated the transparency, advanced notice, and fairness of our approach.

2.
We made the decision to move Veeva CRM to the Veeva Vault Platform and, taking the path of openness, we communicated clearly and early to all stakeholders within roughly 45 days of our internal decision, allowing customers a long period for planning and migration. We prioritized openness with our customers and with our existing platform partner, Salesforce, Inc.

3.
We exercised thoughtfulness and moderation and did not over-hire over the last several years. As a result, we made the decision not to do layoffs despite the recent downturn in the economic environment. We also gave clarity to our employees and their families by announcing that we do not foresee layoffs at Veeva for at least the next three years.

4.
We maintained our commitment to our Work Anywhere approach while at the same time investing in new practices and events to facilitate getting together in person to maintain connection and build bonds between and among our employees and our customers. For example, we expanded the duration of our customer summit events from 1.5 days to 2 full days, experimented with co-working weeks, and formalized our process and budget for summer and holiday parties even in places where Veeva does not have an office. The world needs to get together. The consistency of our Work Anywhere policy has been positive for our employees, their families, and the environment.

5.
We decided to invest substantially in non-compete reform and have funded key research and advocacy on the topic via an initial grant of $250,000 to the Economic Innovation Group (EIG), the leading non-profit public policy organization pursuing non-complete reform.

Veeva Systems Inc. | 2023 Proxy Statement 37

Our Public Benefit Corporation Report
Key Operations Practices
These are also numerous ongoing practices that are designed to keep us aligned to our Vision and Values, stakeholder interests, and public benefit purpose as we scale. Here we list six of the most important and representative operational practices that were significant in the past year.
1.
We provide consistent and frequent communication of our Vision and Values. We begin every important meeting, including each meeting of our Board and all large employee meetings by reviewing our vision and values. Our Vision and Values are intrinsically tied to our PBC status and success.*

2.
We audit within our corporate leadership team for integrity and energy with a greater focus on dialog and judgment. We take this non-traditional approach to internal audit as a preventative measure and based on the view that any number of enterprise risks can arise from a failure in one of these areas. We have again discovered and prevented issues using this approach in fiscal 2023.

3.
We are committed to a compensation program that is fair and fosters a team-first culture. This viewpoint is reflected in our executive compensation structure and our emphasis on broad equity participation.*

4.	We maintain our commitment to reasonable employment agreements without non-competes and we don’t make ‘keep silent’ payments.*
5.
We support our Veeva Giving program. The program encourages employees to give back to their communities in a way that is entirely employee-directed, and not regressive (i.e., not a match that only the highest-paid can afford). In calendar 2022, our employees donated $4.5 million dollars to over 5,200 different charitable organizations.*

6.	We are committed to Work Anywhere, which we think helps employees, their families, and the environment.*
*For more information, see “Our Unique Employment Practices.”
38 Veeva Systems Inc. | 2023 Proxy Statement

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.
Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2024. KPMG has audited our financial statements since the fiscal year ended January 31, 2010. In compliance with Sarbanes-Oxley requirements, the lead audit partner from KPMG rotates off our account every five years. The last lead audit partner rotation occurred in April 2023.
Notwithstanding its selection and even if our shareholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Veeva and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2024. Our Audit Committee is submitting the selection of KPMG to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG for the fiscal years ended January 31, 2023 and 2022:
	2023	2022
Audit Fees(1)	$2,757,000	$3,070,000
Audit-Related Fees	—	—
Tax Fees(2)	$54,000	$138,000
All Other Fees	—	—
Total Fees	$2,811,000	$3,208,000
(1)
Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG.

(2)	Tax Fees: This category represents fees paid for indirect tax compliance and consulting services.
Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of KPMG. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time-urgent basis) generally pre-approves all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services, and other services. All services provided by KPMG for our fiscal years ended January 31, 2023 and 2022 were pre-approved by our Audit Committee, except for minor services which in the aggregate did not exceed 5% of the fees we paid to KPMG for each fiscal year.
Veeva Systems Inc. | 2023 Proxy Statement 39

PROPOSAL THREE: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE PROVISIONS AND UPDATE CERTAIN OTHER MISCELLANEOUS PROVISIONS
Our Board unanimously recommends a vote “FOR” the adoption and approval of the amendment and restatement of our Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions.
Our Board has unanimously approved, and recommends that our shareholders approve, the amendment and restatement of our Certificate of Incorporation (as amended and restated, the “New Certificate”) to remove references to Class B common stock to reflect the upcoming conversion and retirement and cancellation of our Class B Common Stock, to remove the forum selection provision in light of its upcoming inclusion in the Bylaws, and to make certain other clarifying changes and updates, which we believe do not substantively affect shareholder rights.
If Proposal Three is approved by our shareholders, we will file the New Certificate with the Secretary of State of the State of Delaware after the Conversion Date, as defined below.
Reasons for the Proposal
In connection with the completion of our initial public offering, we adopted a dual class stock structure and authorized both Class A Common Stock and Class B Common Stock. Pursuant to Article Fourth, Section (A)(8)(b) of our Certificate of Incorporation, each share of our Class B Common Stock outstanding will be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of our Class A Common Stock (the “Conversion”), upon the earliest to occur of (i) the date specified by the holders of a majority of the then outstanding shares of our Class B Common Stock, voting as a separate class; or (ii) October 15, 2023 (the “Conversion Date”). Accordingly, no later than October 15, 2023, there will no longer be any shares of our Class B Common Stock outstanding, and the dual class provisions in our Certificate of Incorporation will be obsolete. After the Conversion Date, we will file with the Secretary of State of the State of Delaware, a Certificate of Retirement effecting the retirement of shares of our Class B Common Stock (the “Class B Retirement”).
Overview of Related Changes to the New Certificate
The New Certificate will eliminate the obsolete provisions relating to the dual class stock structure and make other miscellaneous changes, including:
•
eliminating all references and provisions related to Class B Common Stock, including provisions defining the rights of holders of Class B Common Stock and provisions regarding the conversion of Class B Common Stock;

•	eliminating the provision related to forum selection, as we expect the Board to approve an amendment to the Bylaws to include a similar provision in the Bylaws; and
•	making certain other clarifying changes and updates, which we believe do not substantively affect shareholder rights.
The foregoing description of the New Certificate is a summary only and is qualified in its entirety by reference to the full text of the New Certificate, a copy of which is attached to this Proxy Statement as Appendix B.
40 Veeva Systems Inc. | 2023 Proxy Statement

Required Vote and Impact of Vote
This proposal is a result of our Board’s desire to streamline our Certificate of Incorporation and remove historical provisions that will no longer be applicable after the Conversion Date. Our Board believes that approving the New Certificate in order to remove provisions related to Class B Common Stock and to make certain other clarifying changes and updates is advisable and balances our shareholders’ pecuniary (financial) interests, the best interests of those materially affected by Veeva’s conduct (including customers, employees, partners, and the communities in which we operate), and the public benefits identified in our Certificate of Incorporation.
To pass, Proposal Three requires the affirmative vote of 66 2/3% of the voting power of our capital stock as of the Record Date entitled to vote on such amendment. If our shareholders approve Proposal Three, we will promptly file the New Certificate with the Secretary of State of the State of Delaware after the Conversion Date and contemporaneously amend our Bylaws to add a forum selection provision. If our shareholders do not approve Proposal Three, the New Certificate will not be filed with the Secretary of State of the State of Delaware, our Certificate of Incorporation will remain in place, and our Bylaws will not be amended to add a forum selection provision. For the avoidance of doubt, the Conversion Date will occur no later than October 15, 2023 and we will effect the Class B Retirement regardless of whether our stockholders approve the New Certificate. Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the New Certificate with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the New Certificate and not to file the New Certificate, even if the New Certificate is approved by our stockholders.
Veeva Systems Inc. | 2023 Proxy Statement 41

PROPOSAL FOUR: SHAREHOLDER PROPOSAL ENTITLED “FAIR ELECTIONS”
We have been advised that James McRitchie, who has indicated that he is a beneficial owner of a sufficient amount of our common stock, intends to submit the following proposal at the Annual Meeting.

Proposal Four — Fair Elections
Resolved
James McRitchie and other shareholders request that directors of Veeva Systems Inc. (“Company”) amend its bylaws to include the following language:
Shareholder approval is required for any advance notice bylaw amendments that:
1.	require the nomination of candidates more than 90 days before the annual meeting,
2.	impose new disclosure requirements for director nominees, including disclosures related to past and future plans, or
3.	require nominating shareholders to disclose limited partners or business associates, except to the extent such investors own more than 5% of the Company’s shares.
Supporting Statement
Under SEC Rule 14a-19, the universal proxy card must include all director nominees presented by management and shareholders for election.[1] Although the Rule implies each side’s nominees must be grouped together and clearly identified as such, in a fair and impartial manner, most rules for director elections are set in company bylaws.
For Rule 14a-19 to be implemented equitably, boards must not undertake bylaw amendments that deter legitimate efforts by shareholders to submit nominees. The bylaw amendments set forth in the proposed resolution would presumptively deter legitimate use of Rule 14a-19 by deterring legitimate efforts by shareholders to seek board representation through a proxy contest.
The power to amend bylaws is shared by directors and shareholders. Although directors have the power to adopt bylaw amendments, shareholders have the power to check that authority by repealing board-adopted bylaws. Directors should not amend the bylaws in ways that inequitably restrict shareholders’ right to nominate directors. This resolution simply asks the board to commit not to amend the bylaws to deter legitimate efforts to seek board representation, without submitting such amendments to shareholders. We urge the Board not to further amend its advance notice bylaws until shareholders have at least voted on this proposal.
Bloomberg’s Matt Levine speculates bylaws might require disclosure submissions “on paper woven from unicorns’ manes,”[2] with requirements waived for the board’s nominees. While Mr. Levine depicts humorous and exaggerated possibilities, some companies are adopting amendments clearly designed to discourage fair elections.
[1]	https://www.ecfr.gov/current/title-17/chapter-II/part-240/section-240.14a-19
[2]	https://www.bloomberg.com/opinion/articles/2022-10-27/credit-suisse-gives-first-boston-gets-a-second-chance?sref=a7KhiWzs
42 Veeva Systems Inc. | 2023 Proxy Statement

Directors of at least one company (Masimo Corp.) recently adopted bylaw amendments that could deter legitimate efforts by shareholders to seek board representation through a proxy contest. Masimo’s advance notice bylaws “resemble the ‘nuclear option’ and offers a case study in how rational governance devices can become unduly weaponized, writes Lawrence Cunningham.[3] Directors of other companies are considering similar proposals.
To ensure shareholders can vote on any proposal that would impose inequitable restrictions, we urge a vote FOR Fair Elections.
To Enhance Shareholder Value, Vote FOR Fair Elections – Proposal Four.
The Company’s Statement in Opposition to Proposal Four
Our Board unanimously recommends a vote “AGAINST” this proposal because we believe:
•	it would violate Delaware corporate law and our Certificate of Incorporation;
•	it is unnecessary given Veeva’s shareholder friendly corporate governance; and
•
it would inhibit our Board’s ability, codified in our Certificate of Incorporation and Delaware law, to amend our Bylaws if the Board believed such amendments balanced our shareholders’ pecuniary (financial) interests, the best interests of those materially affected by Veeva’s conduct (including customers, employees, partners, and the communities in which we operate), and the public benefits identified in our Certificate of Incorporation.

The Proposal Would Violate Delaware Corporate Law and Our Certificate of Incorporation
A fundamental principle of Delaware law is that both shareholders and the board of directors of a corporation have the power to “adopt, amend or repeal bylaws,” as long as the certificate of incorporation gives authority to the board to do so (DGCL Section 109). Since Veeva’s initial public offering, Veeva’s Certificate of Incorporation has given unequivocal power to its Board, as well as its shareholders, to adopt, amend or repeal the Bylaws, without limitation.
A related principle of Delaware law is that the bylaws may contain any provision “not inconsistent with law or with the certificate of incorporation” (DGCL Section 109). This proposal, if adopted, would require the Board to amend its Bylaws to limit the authority of the Board to amend its advance notice bylaws. Such a provision, however, would directly contravene Veeva’s Certificate of Incorporation (Article Twelfth) and DGCL Section 109, which currently give unequivocal power to the Board to amend the Bylaws, without limitation. Accordingly, this proposal would violate the DGCL and our Certificate of Incorporation.
The Proposal is Unnecessary Given Veeva’s Shareholder Friendly Corporate Governance
We have a history of adopting standard corporate governance provisions that are shareholder friendly, including annual elections of directors, proxy access for director elections, majority voting, and giving shareholders the right to call special meetings of shareholders.
As mentioned above, Veeva’s shareholders already have the right to adopt, amend or repeal the Bylaws, without limitation, if they disagree with the Bylaws the Board has adopted. Shareholders can propose an amendment to the Bylaws in one of two ways:
•
First, at our regularly scheduled annual meetings by following the procedures set forth in Section 1.11 of the Bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Our 2024 Annual Meeting”; or

•	Second, at a special meeting called by the requisite number of shareholders, by following the procedures set forth in Section 1.3 of the Bylaws.
[3]	https://corpgov.law.harvard.edu/2022/10/23/the-hottest-front-in-the-takeover-battles-advance-notice-bylaws/
Veeva Systems Inc. | 2023 Proxy Statement 43

These provisions are the typical procedures provided by the DGCL, our Certificate of Incorporation and our Bylaws to allow our shareholders the ability to amend Bylaws. Given that shareholders already have the ability to amend our Bylaws, putting restrictions on the Board’s ability to amend our Bylaws, as this proposal would do, is unnecessary.
The Proposal Would Inhibit Our Board’s Ability to Balance the Shareholders’ Pecuniary (Financial) Interests, the Best Interests of the Stakeholders, and Our PBC Purpose
Veeva is proud to be the first publicly-traded company to become a public benefit corporation. Our Board takes seriously the requirement, codified in our Certificate of Incorporation and Delaware law, to act if the Board believes such actions balance our shareholders’ pecuniary (financial) interests, the best interests of those materially affected by Veeva’s conduct (including customers, employees, partners, and the communities in which we operate), and the public benefits identified in our Certificate of Incorporation. This proposal, however, would limit our Board’s ability to balance these considerations as it relates to certain Bylaw amendments by requiring an unusual and overly restrictive approval approach.
As with other public companies, Veeva routinely reviews our Certificate of Incorporation, Bylaws, and other corporate governance documents, making updates to take into account changes in law and best practices, as well as input from shareholders. Advance notice bylaws—which require shareholders who are nominating a director to provide specified information about the shareholder and the director nominee—are an important way that Veeva and our shareholders can learn information about director nominees to be able to make informed decisions about the nominees. This shareholder proposal would limit our Board’s ability to make changes to our advance notice bylaws—for example because of changes in law or best practices—even if our Board had determined that such changes appropriately balanced the considerations required of Veeva as a public benefit corporation.
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.
Our Board unanimously recommends a vote AGAINST the shareholder proposal entitled “Fair Elections.”
44 Veeva Systems Inc. | 2023 Proxy Statement

OUR PAY
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2023.
Name	Position
Peter P. Gassner	Chief Executive Officer
Brent Bowman	Chief Financial Officer
Josh Faddis	Senior Vice President, General Counsel and Corporate Secretary
Thomas D. Schwenger	President and Chief Operating Officer
E. Nitsa Zuppas	Chief Marketing Officer
More detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.
Executive Summary
As further detailed in the table below, four primary components made up our executive compensation program in fiscal 2023: base salary, short-term equity incentives (a “stock bonus”) in the form of an annual restricted stock unit (“RSU”) grant, long-term equity incentives in the form of annual grants of stock options, and a one-time special equity retention grant of RSUs and stock options.
Compensation Element	Description	Purpose
Base Salary
• All executive officers make the same base salary, which was paid at a rate of $350,000/year from February 1, 2023 through March 31, 2023 and $400,000/year for the remainder of fiscal 2023
• None of our executive officers is eligible to receive a short-term cash incentive bonus or other form of variable cash-based compensation
• Compensates for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow executive officers to fund their personal and household expenses
Annual “Stock Bonus”
• A short-term incentive program (a “stock bonus”) utilizing RSUs rather than cash
• Stock bonuses are designed to ensure that the executive officer will have RSUs vesting during each fiscal year that achieve a value based on a percentage of base salary
• Target stock bonuses range from 200% to 300% of base salary, with the specific percentage determined with respect to the executive officer’s role within the company
• To achieve the desired target stock bonus level, executive officers receive a new RSU grant each year that vest quarterly over a one-year period
• Excluding our CEO, all executive officers have transitioned to this program

• Rewards annual performance
• Drives company-wide and individual performance
• Effective retention tool because unvested awards are forfeited
• Allows a holder whose cash needs may, at a given time exceed our cash compensation, to monetize their stock holdings to meet those needs while still aligning their interests with those of our shareholders

Annual Long-Term Equity Incentives
• Annual award of stock options for Class A common stock based on an “option factor” multiplier applied to the number of RSUs granted as the stock bonus in the same year (i.e., number of RSUs granted for annual stock bonus X option factor = number of stock options)
• Option factors range from 3.0 to 5.0 depending on executive officer’s role
• Stock options are granted annually and vest annually over four years
• Excluding our CEO, all executive officers have transitioned to this program

• Inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our shareholders
• Emphasizes an ownership culture and rewards our executives for growing our business
• Encourages executive officers to achieve multi-year strategic objectives
• Effective retention tool because unvested awards are forfeited

Veeva Systems Inc. | 2023 Proxy Statement 45

Our Pay
Compensation Element	Description	Purpose
Fiscal 2023 Special Equity Retention Grant
• One-time awards of RSUs ranging from 7,500 to 15,000 shares of Class A common stock and stock options ranging from 15,000 to 30,000 shares of Class A common stock
• No vesting prior to April 1, 2026 for most executive officers (the “Four-Year Cliff”), or October 1, 2027 in the case of one NEO
• Excluding our CEO, all executive officers received special long-term equity incentive grants in fiscal 2023

• Strong retention tool in a competitive market to protect leadership continuity for the long-term
• Four-Year Cliff incentivizes executive officers to remain at Veeva and continue to create value and drive execution over an extended period
• The stock option element further aligns the option holder’s interest closely with those of our shareholders

46 Veeva Systems Inc. | 2023 Proxy Statement

Our Pay
A program to compensate, retain, and incentivize our CEO through our fiscal year ending January 31, 2025 was put in place by our Compensation Committee in 2018, comprised largely of stock options vesting from March 2020 to February 2025. That program is detailed below under “—Principal Elements of Compensation—Equity Awards—CEO Equity Compensation” and has not changed. Accordingly, our CEO did not receive an additional equity grant in fiscal 2022.
Effective April 1, 2023, the annual base salary for all of our NEOs is $425,000. Also effective April 1, 2023, our Compensation Committee approved target stock bonuses for our NEOs (other than our CEO) that range from 200% to 350% and an option factor of 4.0. Our CEO has not received and is not expected to receive an additional equity grant in fiscal 2024.
Our Board and Compensation Committee believe our compensation programs are effective at incentivizing and retaining our senior executives and closely aligning the interests of our senior management team with those of our shareholders.
Advisory Vote on Compensation
We submitted to our shareholders at the 2021 annual meeting a proposal for an advisory (non-binding) “say-on-pay” vote on the compensation of our NEOs. We were pleased that approximately 94% of the votes cast at the 2021 annual meeting were cast in favor of our advisory say-on-pay proposal. The Compensation Committee intends to continue to monitor shareholder feedback, including the results of future say-on-pay advisory votes, in making future decisions affecting the compensation of our NEOs. Our next say-on-pay vote will be held at our 2024 annual meeting of shareholders.
Executive Compensation Philosophy, Objectives, and Components
We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our shareholders. In fiscal 2023, the primary components of the compensation program for our NEOs, other than our CEO, were base salary, a stock bonus in the form of an annual RSU grant, long-term equity incentives in the form of annual grants of stock options, and a one-time special equity retention grant of RSUs and stock options.
Role of Compensation Committee, Management, and Compensation Consultant
Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our CEO and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our CEO. In making its decisions, our Compensation Committee considers such matters as its members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual executives such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, the results of our most recent say-on-pay advisory vote and say-when-on pay advisory vote, and shareholder feedback on compensation and governance matters. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has
Veeva Systems Inc. | 2023 Proxy Statement 47

Our Pay
delegated authority to our CEO to make certain routine equity award grants to non-executives within certain share parameters established and reviewed from time to time by the Compensation Committee. For additional information on the Compensation Committee, see “How We are Organized—Board Committees—Compensation Committee”.
Role of Management. Members of management, including our CEO, Chief Financial Officer, Chief People Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board. Although our CEO participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during deliberations or voting with respect to his own compensation.
Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties and we pay the fees charged by such advisors. For fiscal 2023, our Compensation Committee again engaged Compensia to assist it in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request.
Peer Group and Competitive Data
With respect to fiscal 2023 compensation for our NEOs, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.
Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Compensia re-evaluated our peer group for fiscal 2023 and no changes were made to our peer group from fiscal 2022. The peer group consisted of publicly traded software and software services companies that generally had revenues between approximately $500 million and $5 billion, generally experienced high year-over-year revenue growth, and/or had a market capitalization between $12 billion and $200 billion. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2023. The peer group consisted of the following companies, which our Compensation Committee determined are appropriate:
ANSYS	Autodesk	CrowdStrike Holdings	Datadog
DocuSign	Fortinet	Okta	Palo Alto Networks
Paycom Software	RingCentral	ServiceNow	Splunk
SS&C Technologies Holdings	Twilio	Tyler Technologies	Workday
Zendesk	Zoom
48 Veeva Systems Inc. | 2023 Proxy Statement

Our Pay
Principal Elements of Compensation
The compensation of our NEOs for fiscal 2023 consisted of (i) base salary, (ii) with respect to NEOs other than our CEO, new equity awards granted during fiscal 2023, and (iii) continued vesting during the course of the year of stock options and, with respect to NEOs other than our CEO, RSUs that had been granted in prior fiscal years. The mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.
Our Compensation Committee has structured these compensation programs to attract and retain senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of shareholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.
Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.
Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2023, the annual base salary of all of our NEOs was $350,000/year from February 1 through March 31 and $400,000/year for the remainder of fiscal 2023. The base salary is reflected in the Summary Compensation Table below.
Annual Cash Incentive Bonuses. We have generally not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2023 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with shareholder interest. Accordingly, none of our NEOs was paid a cash incentive bonus for fiscal 2023.
Equity Awards. Equity compensation awards remain an important part of our executive compensation program. We have granted RSUs and stock options from time to time to our employees, including our executive officers, under our stock plans. Our Compensation Committee believes that RSUs are an important component of a competitive compensation program. RSUs supplement our cash compensation and allow a holder whose cash needs may, at a given time exceed our cash compensation, to monetize their stock holdings to meet those needs while still aligning their interests with those of our shareholders. Our Compensation Committee believes that stock options are inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our shareholders. We believe that the combination of stock options and RSUs in our equity compensation program have effectively emphasized an ownership culture and rewarded our executive officers for growing our business. We also believe that our practice of making annual equity grants mitigates, to some degree, the impact of stock price volatility, which we have recently experienced. In fiscal 2023, in light of a competitive environment for executive talent and compensation, we also granted our executive officers, except for our CEO, a one-time special equity retention grant of RSUs and stock options. These grants, in the case of most of our executive officers, will vest on April 1, 2026, subject to continued service by such executive officers. We believe that the composition of these grants and the vesting schedule protect leadership continuity and incentivizes long-term value creation.
Under our executive compensation program implemented in fiscal 2020, applicable to all executive officers except for our CEO, we grant an annual “stock bonus,” or short-term equity incentive in the form of an annual RSU grant, and annual long-term equity incentives in the form of stock options.
Veeva Systems Inc. | 2023 Proxy Statement 49

Our Pay
Annual Stock Bonus Grants. The structure and purpose of our stock bonus program is described in the Executive Summary above. In fiscal 2023, based on the methodology described in the Executive Summary above, each of Ms. Zuppas and Messrs. Bowman, Faddis, and Schwenger received an RSU grant of 5,295, 4,706, 4,706, and 7,059 RSUs, respectively, that vest quarterly over a one-year period.
Annual Stock Option Grants. The structure and purpose of our stock option program is described in the Executive Summary above. In fiscal 2023, based on the methodology described in the Executive Summary above, each of Ms. Zuppas and Messrs. Bowman, Faddis, and Schwenger received a stock option grant to purchase 21,180, 18,824, 18,824, and 35,295 shares of our Class A common stock, respectively. These stock option grants vest annually over a four-year period and have an exercise price equal to $207.48, the closing market price on the date of grant.
Fiscal 2023 Special Equity Retention Grants. The structure and purpose of our fiscal 2023 special equity retention program is described in the Executive Summary above. In fiscal 2023, in addition to the annual grants described above, each of Ms. Zuppas and Messrs. Bowman, Faddis, and Schwenger received a one-time RSU grant of 7,500, 10,000, 7,500, and 15,000 shares of our Class A common stock, respectively, as well as a one-time stock option grant to purchase 15,000, 20,000, 15,000, and 30,000 shares of our Class A common stock, respectively. One hundred percent of the special equity retention grants awarded to Ms. Zuppas and Messrs. Bowman and Faddis will vest on April 1, 2026 and one hundred percent of the special equity retention grants awarded to Mr. Schwenger will vest on October 1, 2027, all subject to continued service. The stock option grants that are a part of the fiscal 2023 special equity retention program have an exercise price equal to $207.48, the closing market price on the date of grant.
CEO Equity Compensation. With respect to our CEO, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to effectively align his long-term interests with those of our shareholders.
On January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved a grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “CEO Options”) with an exercise price above the closing market price on the grant date. The CEO Options were the first equity compensation Mr. Gassner had received since March 2013, several months prior to completing our IPO. The CEO Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing market prices around our all-time high closing market price prior to January 10, 2018.
The table below summarizes the service-based vesting schedule and stock price target conditions upon which Mr. Gassner’s CEO Options vest and become exercisable:
Number of Shares	Service-Based Vesting Condition	Stock Price Target Vesting Condition	First Date Exercisable	Expiration Date
2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) became vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028
177,415	Same as above	$ 90.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 100.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 110.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 120.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock had to sustain the specified Stock Price Target for at least 60 consecutive trading days, and each Stock Price Target Vesting Condition has been satisfied. Consistent with Mr. Gassner’s pre-IPO grant, the CEO
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Options are not subject to any contractual vesting acceleration provisions. Moreover, the CEO Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and did not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant stock options completed vesting at the end of our fiscal year ended January 31, 2020.
Consistent with its long-term-focused approach to CEO compensation, our Board intends that the CEO Options will be the only long-term incentive awards that it grants Mr. Gassner until at least 2023. Accordingly, the Board has not granted any additional equity awards to Mr. Gassner to date. Our Board and Compensation Committee believe that at our company’s current stage of maturity, it continues to be appropriate to evaluate grants to Mr. Gassner on a five-year cadence.
Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We match 100% of eligible contributions by our employees, including our executive officers, up to $2,000 per year. Such matching contributions are immediately and fully vested.
Severance and Change in Control Benefits. None of our NEOs is currently eligible for any severance or change in control-related benefits.
Other Compensation Information and Policies
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, all of our executive officers are required to achieve certain stock ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such executive officer’s hire or appointment to a position with a higher ownership requirement. The guidelines require ownership as follows:
•	CEO: Value equal to three times his or her annual base salary
•	Other executive officers: Value equal to his or her annual base salary
Executive officers may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options. As of March 31, 2023, all of our executive officers are in compliance with the guidelines.
See “How We are Paid—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.
Executive Officer Clawback Policy
The SEC recently approved final rules that will require public companies to adopt, enforce, and disclose policies to recoup (or “clawback”) excess incentive-based compensation from current and former executive officers in the event of an accounting restatement. While the NYSE has released its proposed listing standards to implement the new clawback rules, these standards are subject to SEC approval. We do not currently offer our NEOs, other than our CEO, compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. However, we are currently in the process of adopting a clawback policy that complies with the new SEC rules pending approval of the related NYSE listing standards.
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Our Pay
Stock Trading Practices; Trading and Hedging Policies
Our executive officers are subject to our Insider Trading Policy, which applies to their transactions involving any securities of Veeva, including purchases, sales, and gifts of Veeva stock. Except under limited circumstances, persons subject to the policy may not engage in any transaction of Veeva securities while aware of material nonpublic information relating to Veeva. The Insider Trading Policy also implements quarterly trading blackout periods and allows for special blackout periods to limit the likelihood of trading at times with significant risk of insider trading exposure. In addition, directors and executive officers are prohibited from engaging in any transaction involving Veeva securities without first obtaining pre-clearance from our compliance officer.
Our Insider Trading Policy also includes Rule 10b5-1 trading plan guidelines that permit our directors and employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under these guidelines, among other restrictions, 10b5-1 plans may only be adopted or modified when the person adopting the trading plan is not aware of any material nonpublic information and there is an open trading window. In addition, the first trade under an amended or new 10b5-1 plan may not occur until the later of (i) 91 days following adoption of the plan, or (ii) three business days following the filing of our quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, for the period in which the trading plan was adopted or modified.
Our Insider Trading Policy prohibits our directors, executive officers, and employees, from hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.
Compensation Policies and Practices as They Relate to Risk Management
Our Compensation Committee has reviewed our major compensation risk exposures and the steps management has taken to monitor and mitigate such risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code will generally limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.
No Gross-Ups of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2023, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.
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Accounting Treatment
We account for stock compensation in accordance with ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award. We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and in reliance on such review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2023 and included in this Proxy Statement.
Gordon Ritter, Chair
Mark Carges
(1)
The material in the Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Our Pay
Summary Compensation Table
The following table provides information concerning the compensation paid to our NEOs for fiscal 2023, as well as for our prior two fiscal years.
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Peter P. Gassner Chief Executive Officer	2023	391,667	—	—	391,667
	2022	350,000	—	—	350,000
	2021	345,833	—	—	345,833
Brent Bowman Chief Financial Officer	2023	391,667	3,051,201	3,473,491	6,916,359
	2022	350,000	601,288	944,082	1,895,370
	2021	226,827	353,932	1,944,329	2,525,088
Josh Faddis Senior Vice President, General Counsel and Corporate Secretary	2023	391,667	2,532,501	3,017,065	5,941,233
	2022	350,000	642,661	1,104,354	2,097,015
	2021	345,833	93,739	—	439,572
Thomas D. Schwenger President and Chief Operating Officer	2023	391,667	4,576,801	5,828,157	10,796,625
	2022	350,000	1,202,575	2,360,205	3,912,780
	2021	345,833	—	—	345,833
E. Nitsa Zuppas Chief Marketing Officer	2023	391,667	2,654,707	3,223,302	6,269,676
	2022	350,000	802,636	1,417,796	2,570,432
	2021	345,833	701,304	1,253,693	2,300,830
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2023 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

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Fiscal 2023 Grants of Plan-Based Awards
The following table provides information concerning grants of plan-based awards to our NEOs during fiscal 2023.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Peter P. Gassner	—	—	—	—	—
Brent Bowman	4/6/2022	—	18,824 (2)	207.48	1,647,789
	4/6/2022	—	20,000 (3)	207.48	1,825,702
	4/6/2022	4,706 (4)	—	—	976,401
	4/6/2022	10,000 (5)	—	—	2,074,800
Josh Faddis	4/6/2022	—	18,824 (2)	207.48	1,647,789
	4/6/2022	—	15,000 (3)	207.48	1,369,277
	4/6/2022	4,706 (4)	—	—	976,401
	4/6/2022	7,500 (5)	—	—	1,556,100
Thomas D. Schwenger	4/6/2022	—	35,295 (2)	207.48	3,089,604
	4/6/2022	—	30,000 (6)	207.48	2,738,553
	4/6/2022	7,059 (4)	—	—	1,464,601
	4/6/2022	15,000 (7)	—	—	3,112,200
E. Nitsa Zuppas	4/6/2022	—	21,180 (2)	207.48	1,854,025
	4/6/2022	—	15,000 (3)	207.48	1,369,277
	4/6/2022	5,295 (4)	—	—	1,098,607
	4/6/2022	7,500 (5)	—	—	1,556,100
(1)
The amounts reported represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, computed in accordance with FASB ASC Topic No. 718. See notes 1 and 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K, filed on March 30, 2023, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2023, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(3)	100% of the stock options vest on April 1, 2026, subject to continued service to Veeva.
(4)	The RSUs vest quarterly over one year, with 25% vesting per quarter, following the vesting commencement date of April 1, 2022, subject to continued service to Veeva.
(5)	100% of the RSUs vest on April 1, 2026, subject to continued service to Veeva.
(6)	100% of the stock options vest on October 1, 2027, subject to continued service to Veeva.
(7)	100% of the RSUs vest on October 1, 2027, subject to continued service to Veeva.
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Our Pay
Outstanding Equity Awards at Fiscal 2023 Year-End
The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2023. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	1,404,458 (2)	—	3.92	3/9/2023	—	—
	1/10/2018	1,241,902	887,073 (3)	60.00	1/9/2028	—	—
	1/10/2018	103,492	73,923 (4)	60.00	1/9/2028	—	—
	1/10/2018	103,492	73,923 (5)	60.00	1/9/2028	—	—
	1/10/2018	103,492	73,923 (6)	60.00	1/9/2028	—	—
	1/10/2018	103,492	73,923 (7)	60.00	1/9/2028	—	—
Brent Bowman	7/13/2020	8,000	12,000 (8)	240.77	7/12/2030	—	—
	4/15/2021	2,180	6,540 (9)	275.82	4/14/2031	—	—
	4/6/2022	—	18,824 (10)	207.48	4/5/2032	—	—
	4/6/2022	—	20,000 (11)	207.48	4/5/2032	—	—
	4/6/2022	—	—	—	—	1,176 (12)	200,567
	4/6/2022	—	—	—	—	10,000 (13)	1,705,500
Josh Faddis	4/15/2021	2,550	7,650 (9)	275.82	4/14/2031	—	—
	4/6/2022	—	18,824 (10)	207.48	4/5/2032	—	—
	4/6/2022	—	15,000 (11)	207.48	4/5/2032	—	—
	4/6/2022	—	—	—	—	1,176 (12)	200,567
	4/6/2022	—	—	—	—	7,500 (13)	1,279,125
Thomas D. Schwenger	10/4/2019	52,500	17,500 (14)	154.00	10/3/2029	—	—
	4/15/2021	5,450	16,350 (9)	275.82	4/10/2029	—	—
	4/6/2022	—	35,295 (10)	207.48	4/5/2032	—	—
	4/6/2022	—	30,000 (15)	207.48	4/5/2032	—	—
	9/18/2019	—	—	—	—	2,500 (16)	426,375
	4/6/2022	—	—	—	—	1,765 (12)	301,021
	4/6/2022	—	—	—	—	15,000 (17)	2,558,250
E. Nitsa Zuppas	4/11/2019	15,200	5,250 (18)	135.49	4/10/2029	—	—
	4/14/2020	9,090	9,090 (19)	173.59	4/13/2030	—	—
	4/15/2021	3,274	9,821 (8)	275.82	4/14/2031	—	—
	4/6/2022	—	21,180 (10)	207.48	4/5/2032	—	—
	4/6/2022	—	15,000 (11)	207.48	4/5/2032	—	—
	4/6/2022	—	—	—	—	1,324 (12)	225,808
	4/6/2022	—	—	—	—	7,500 (13)	1,279,125
(1)
Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2023, which was $170.55 on January 31, 2023 (the last trading day of fiscal 2023).

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(2)
100% of the stock options were exercised by Mr. Gassner on February 7, 2023. Immediately following this exercise, all underlying shares of Class B common stock were converted to Class A common stock, which was sold pursuant to a 10b5-1 trading plan adopted by Mr. Gassner, as contemplated on our current report on Form 8-K filed with the SEC on September 26, 2022.

(3)	The stock options vest and become exercisable in 60 equal monthly installments between March 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our CEO.
(4)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(5)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(8)
The stock options vest over five years, with 20% of the shares vesting on July 1, 2021, and 20% of the total shares vesting equally on a yearly basis thereafter, subject to Mr. Bowman’s continued service to Veeva.

(9)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2022, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(10)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2023, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(11)	100% of the stock options vest on April 1, 2026.
(12)	The RSUs vest quarterly over one year, with 25% vesting per quarter following the vesting commencement date of April 1, 2022.
(13)	100% of the RSUs vest on April 1, 2026.
(14)
The stock options vest over four years, with 25% of the shares vesting on October 1, 2020, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to Mr. Schwenger’s continued service to Veeva.

(15)	100% of the stock options vest on October 1, 2027.
(16)	The RSUs vest over four years, with 25% vesting annually following the vesting commencement date of October 1, 2019, subject to Mr. Schwenger’s continued service to Veeva.
(17)	100% of the RSUs vest on October 1, 2027.
(18)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2020, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to Ms. Zuppas’ continued service to Veeva.

(19)
The stock options vest over four years, with 25% of the shares vesting on April 1, 2021, and 25% of the total shares vesting equally on a yearly basis thereafter, subject to Ms. Zuppas’ continued service to Veeva.

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Our Pay
Fiscal 2023 Option Exercises and Stock Vested
The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	1,928,875	307,678,908	—	—
Brent Bowman	—	—	4,075	742,215
Josh Faddis	6,667	1,398,222	4,166	761,940
Thomas D. Schwenger	—	—	8,884	1,584,410
E. Nitsa Zuppas	—	—	4,698	859,633
(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.
Fiscal 2023 Potential Payments Upon Termination or Change in Control
We have entered into offer letters with each of our NEOs, none of which provides a right to receive severance in the event of a termination of their employment. In addition, none of our NEOs is currently eligible for any change-in-control-related benefits.
CEO Pay Ratio
We are required to disclose the ratio of the annual total compensation of Mr. Gassner, our CEO, to our median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management uses our pay ratio to make compensation decisions. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. For purposes of identifying our current “median employee,” we used our worldwide employee population as of November 1, 2022, which consisted of 6,833 part-time and full-time employees, of which 3,611 employees were employed in the United States and 3,222 employees were employed outside of the United States. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•
We calculated the annual total compensation of our employee population, excluding Mr. Gassner, as the sum of (1) annual base salary for permanent salaried employees or hourly rate multiplied by expected annual work schedule for hourly employees as of November 1, 2022;

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(2) variable compensation during the 12 months ended October 31, 2022, if applicable; (3) grant date fair value of equity awards granted during the 12 months ended October 31, 2022; and (4) Veeva’s matching contributions to each employee’s 401(k) tax-deferred savings plan or registered retirement savings plan account.
•	We used the exchange rate based on a 12-month average as of November 1, 2022 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
•	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.
We calculated the annual total compensation for fiscal 2023 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2023, the annual total compensation for Mr. Gassner and our median employee were $391,667 and $163,572, respectively. Accordingly, the resulting ratio of the two amounts is approximately 2.4:1.
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Our Pay
Pay Versus Performance
Pay Versus Performance Table
The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, for each of the last three completed fiscal years. Because of the emphasis our executive compensation program places on equity compensation, as discussed in “Our Pay—Compensation Discussion and Analysis,” there may be large increases or decreases in the calculation of “compensation actually paid” to our CEO and NEOs on a year-to-year basis due to fluctuations in our stock price. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our CEO or NEOs. All values are presented in thousands, except for total shareholder return (“TSR”) data.

Fiscal Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($) (6)
					Company Total Shareholder Return	Peer Group Total Shareholder Return (5)
2023	392	(93,746)	7,481	4,738	116.33	118.53	487,706
2022	350	(57,913)	2,768	1,330	161.34	145.90	427,390
2021	346	326,077	2,460	4,104	188.55	131.76	379,998
(1)	Our principal executive officer (PEO) for all covered fiscal years was our CEO, Mr. Gassner, and we have referred to him as our CEO throughout this disclosure.
(2)
We have made adjustments to the Summary Compensation Table (“SCT”) totals—as prescribed by Item 402(v) of Regulation S-K—to calculate the amounts disclosed above as “compensation actually paid.” These adjustments are disclosed in the tables following footnote (6) below under the caption, “Footnote (2) continued: Adjustments to Determine Compensation Actually Paid.”

(3)
Our non-CEO NEOs for the fiscal year ended January 31, 2021 (fiscal 2021) were Ms. Zuppas and Messrs. Bowman, Tim Cabral, Alan Mateo, and Frederic Lequient, our former Senior Vice President, Global Customer Services. Our non-CEO NEOs for the fiscal year ended January 31, 2022 (fiscal 2022) were Messrs. Bowman, Lequient, Mateo, and Schwenger. Our non-CEO NEOs for the fiscal year ended January 31, 2023 (fiscal 2023) were Ms. Zuppas and Messrs. Bowman, Faddis, and Schwenger.

(4)	Assumes $100 invested on January 31, 2020 in stock or index, including reinvestment of dividends.
(5)	Our peer group is comprised of the S&P 1500 Application Software Index, as disclosed in our annual report pursuant to §229.201(e)(1)(ii) of Regulation S-K.
(6)
While our executive compensation program rewards individual and company performance via short-term and long-term equity incentive programs, we do not currently link the compensation actually paid to our NEOs to any company financial performance measure other than our stock price. We believe that both our annual stock bonus in the form of RSU awards and our annual long-term equity incentives in the form of stock options effectively emphasize an ownership culture and reward our executives for performance and value creation. Hence, we have not included an additional column for a Company-Selected Measure (as defined under §229.201(v)(2)(vi) of Regulation S-K) in this table because guidance issued under the pay versus performance rules states that stock price cannot be a “Company-Selected Measure” unless it is a performance metric in an incentive plan. See “Our Pay—Compensation Discussion and Analysis” for information about our compensation philosophy.

Footnote (2) Continued: Adjustments to Determine Compensation Actually Paid
The following tables disclose adjustments to the SCT totals to calculate the amount disclosed above as “compensation actually paid” for each covered fiscal year. The assumptions used for determining the fair values shown in these tables are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
60 Veeva Systems Inc. | 2023 Proxy Statement

Our Pay
Compensation Actually Paid - Fiscal 2023
Adjustment Components	CEO ($)	Average of Non-CEO NEOs ($)
SCT total for fiscal 2023	391,667	7,480,973
Deduction for fair value of all equity awards reported in the SCT for fiscal 2023	—	(7,089,306)
Increase for year-end fair value of all equity awards granted during fiscal 2023 that were unvested and outstanding as of the end of fiscal 2023	—	4,760,885
Increase for fair value as of the vesting date of all equity awards granted during fiscal 2023 that also vested during fiscal 2023	—	721,524
Increase or deduction, as applicable, for the change in fair value as of the end of fiscal 2023 (from the end of fiscal 2022) of all equity awards granted in prior fiscal years that were unvested and outstanding as of the end of fiscal 2023	(71,790,396)	(801,651)
Increase or deduction, as applicable, for the change in fair value as of the vesting date (from the end of fiscal 2022) of all equity awards granted in prior fiscal years that vested during fiscal 2023	(22,347,255)	(334,412)
Deduction for the fair value as of the end of fiscal 2022 of all equity awards granted in prior fiscal years that were either forfeited or cancelled during fiscal 2023	—	—
Compensation actually paid for fiscal 2023	(93,745,984)	4,738,013

Compensation Actually Paid - Fiscal 2022
Adjustment Components	CEO ($)	Average of Non-CEO NEOs ($)
SCT total for fiscal 2022	350,000	2,768,136
Deduction for fair value of all equity awards reported in the SCT for fiscal 2022	—	(2,418,136)
Increase for year-end fair value of all equity awards granted during fiscal 2023 that were unvested and outstanding as of the end of fiscal 2022	—	1,145,705
Increase for fair value as of the vesting date of all equity awards granted during fiscal 2022 that also vested during fiscal 2022	—	729,018
Increase or deduction, as applicable, for the change in fair value as of the end of fiscal 2022 (from the end of fiscal 2021) of all equity awards granted in prior fiscal years that were unvested and outstanding as of the end of fiscal 2022	(67,880,687)	(904,103)
Increase or deduction, as applicable, for the change in fair value as of the vesting date (from the end of fiscal 2021) of all equity awards granted in prior fiscal years that vested during fiscal 2022	9,618,171	9,406
Deduction for the fair value as of the end of fiscal 2021 of all equity awards granted in prior fiscal years that were either forfeited or cancelled during fiscal 2022	—	—
Compensation actually paid for fiscal 2021	(57,912,516)	1,330,026

Compensation Actually Paid - Fiscal 2021
Adjustment Components	CEO ($)	Average of Non-CEO NEOs ($)
SCT total for fiscal 2021	345,833	2,460,199
Deduction for fair value of all equity awards reported in the SCT for fiscal 2021	—	(2,163,447)
Increase for year-end fair value of all equity awards granted during fiscal 2021 that were unvested and outstanding as of the end of fiscal 2021	—	2,741,645
Increase for fair value as of the vesting date of all equity awards granted during fiscal 2021 that also vested during fiscal 2021	—	486,391
Increase or deduction, as applicable, for the change in fair value as of the end of fiscal 2021 (from the end of fiscal 2020) of all equity awards granted in prior fiscal years that were unvested and outstanding as of the end of fiscal 2021	280,562,810	1,068,553
Increase or deduction, as applicable, for the change in fair value as of the vesting date (from the end of fiscal 2020) of all equity awards granted in prior fiscal years that vested during fiscal 2021	45,168,756	201,723
Deduction for the fair value as of the end of fiscal 2020 of all equity awards granted in prior fiscal years that were either forfeited or cancelled during fiscal 2021 †	—	(690,664)
Compensation actually paid for fiscal 2021	326,077,399	4,104,401
†	Reflects cancellation of equity awards in connection with Mr. Cabral's retirement from his role as our chief financial officer in August 2020.
Veeva Systems Inc. | 2023 Proxy Statement 61

Our Pay
Tabular List of Performance Measures*
Stock Price
*	The list only includes one financial performance measure, stock price, because that is the only financial performance measure linked to the compensation actually paid to our NEOs.
Description of Relationship Between the Executive Compensation Actually Paid to Our NEOs and the Financial Performance Measures Included in Our Pay Versus Performance Table
The following graphs illustrate the relationship between the executive compensation actually paid to our CEO and the average of the executive compensation actually paid to our other NEOs, and our cumulative TSR and net income for the last three completed fiscal years. The stock price performance and financial results on the graphs are not necessarily indicative of future stock price performance or financial results.

CAP to CEO vs. Net Income
Millions ($)
$500
$400
$300
$200
$100
$0
-$100
-$200
$326
$380
$427
$488
$(58)
$(94)
2021
2022
2023
CAP to CEO
Net Income

CAP to NEOs vs. Net Income
CAP to NEOs Millions ($)
Net Income Millions ($)
$50
$40
$30
$20
$10
$0
$500
$400
$300
$200
$100
$0
$4
$380
$1
$427
$5
$488
2021
2022
2023
CAP to NEOs
Net Income

CAP to CEO vs. Veeva TSR
CAP to CEO Millions ($)
Veeva TSR ($)
$500
$400
$300
$200
$100
$0
($100)
($200)
$326
$189
$161
$116
$(58)
$(94)
2021
2022
2023
CAP to CEO
Veeva TSR

CAP to NEOs vs. Veeva TSR
CAP to NEOs Millions ($)
Veeva TSR ($)
$50
$40
$30
$20
$10
$0
$500
$400
$300
$200
$100
$0
$4
$189
$1
$161
$5
$116
2021
2022
2023
CAP to NEOs
Veeva TSR

Description of Relationship Between Our Cumulative TSR and Our Peer Group Cumulative TSR
The following chart compares the cumulative TSR on our Class A common stock for the last three completed fiscal years to that of our peer group in the S&P 1500 Application Software Index over the same period. The chart assumes $100 was invested at the close of market on January 31, 2020 in our Class A common stock and the S&P 1500 Application Software Index and assumes the reinvestment of any dividends. The stock price performance on the chart is not necessarily indicative of future stock price performance.

62 Veeva Systems Inc. | 2023 Proxy Statement

Our Pay
Equity Compensation Plan Information
The following table provides information as of January 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by shareholders	12,607,088	$128.62	45,063,986 (3)
Equity compensation plans not approved by shareholders	—	—	—
Total	12,607,088		45,063,986
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (“ESPP”).
(3)
On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan, as amended and restated, the number of authorized shares of our Class A common stock under our 2013 Equity Incentive Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board.

Veeva Systems Inc. | 2023 Proxy Statement 63

OUR SHAREHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 145,469,120 shares of Class A common stock and 14,504,275 shares of Class B common stock outstanding at March 31, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.
	Shares Beneficially Owned				% Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Share	%	Share	%
Named Executive Officers and Directors:
Brent Bowman (2)	22,983	*	—	—	*
Timothy S. Cabral (3)	84,627	*	5,500	*	*
Mark Carges (4)	8,843	*	—	—	*
Paul E. Chamberlain (5)	16,776	*	—	—	*
Ronald E.F. Codd (6)	36,420	*	67,650	*	*
Josh Faddis (7)	25,758	*	—	—	*
Peter P. Gassner (8)	1,927,114	*	12,987,333	89.5	45.1
Mary Lynne Hedley (9)	3,510	*	—	—	*
Priscilla Hung (10)	1,403	*	—	—	*
Tina Hunt (11)	1,322	*	—	—	*
Alan V. Mateo (12)	176,408	*	—	—	*
Marshall Mohr (13)	1,559	*	—	—	*
Gordon Ritter (14)	635,835	*	1,000,000	6.9	3.7
Thomas Schwenger (15)	93,726	*	—	—	*
Paul Sekhri (16)	16,381	*	—	—	*
Matt Wallach (17)	3,145	*	380,002	2.6	1.3
E. Nitsa Zuppas (18)	61,310	*	—	—	*
All Executive Officers and Directors as a Group (17 persons) (19)	3,117,120	2.1	14,440,485	99.6	50.4
5% Shareholders:
AllianceBernstein (20)	7,362,861	5.1	—	—	2.4
Artisan Partners Limited Partnership (21)	9,942,231	6.8	—	—	3.0
BlackRock, Inc. (22)	8,684,818	6.0	—	—	2.7
T. Rowe Price Associates, Inc. (23)	7,507,324	5.2	—	—	*
The Vanguard Group (24)	13,535,591	9.3	—	—	*
*	Less than 1%.
64 Veeva Systems Inc. | 2023 Proxy Statement

Our Shareholders
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

(2)
Includes (i) 4,741 shares of Class A common stock held by Mr. Bowman (ii) 17,066 shares of Class A common stock issuable to Mr. Bowman pursuant to options exercisable within 60 days of March 31, 2023, and (iii) 1,176 shares of Class A common stock issuable to Mr. Bowman pursuant to RSUs vesting within 60 days of March 31, 2023.

(3)
Includes (i) 1,513 shares of Class A common stock held by Mr. Cabral, (ii) 83,114 shares of Class A common stock held by The Cabral Family Trust dated April 17, 2001, and (iii) 5,500 shares of Class B common stock held by Mr. Cabral.

(4)	Includes 8,843 shares of Class A common stock held by The Mark Carges Revocable Trust dated January 30, 2019.
(5)	Includes 16,776 shares of Class A common stock held by Mr. Chamberlain.
(6)
Includes (i) 663 shares of Class A common stock held by Mr. Codd, (ii) 15,757 shares of Class A common stock held by the Codd Revocable Trust dated March 6, 1998, (iii) 20,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2023, and (iv) 67,650 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998.

(7)
Includes (i) 14,776 shares of Class A common stock held by Mr. Faddis, (ii) 9,806 shares of Class A common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2023, and (iii) 1,176 shares of Class A common stock issuable to Mr. Faddis pursuant to RSUs vesting within 60 days of March 31, 2023.

(8)
Includes (i) 82,000 shares of Class A common stock held by family members of Mr. Gassner, (ii) 1,845,114 shares of Class A common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2023, (iii) 9,861,000 shares of Class B common stock held by Mr. Gassner, and (iv) 3,126,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property.

(9)	Includes 3,510 shares of Class A common stock held by Dr. Hedley.
(10)	Includes 1,403 shares of Class A common stock held by Ms. Hung.
(11)	Includes 1,322 shares of Class A common stock held by Dr. Hunt.
(12)
Includes (i) 18,643 shares of Class A common stock held by Mr. Mateo, (ii) 7,349 shares of Class A common stock held by The Carol Mateo Trust dated November 30, 2020, (iii) 148,651 shares of Class A common stock issuable to Mr. Mateo pursuant to options exercisable within 60 days of March 31, 2023, and (iv) 1,765 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2023

(13)	Includes 1,559 shares of Class A common stock held by Mr. Mohr.
(14)
Includes (i) 379 shares of Class A common stock held by Mr. Ritter, (ii) 543,456 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, (iii) 92,000 shares of Class A common stock held by GABACOR Holdings LLC, and (iv) 1,000,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, has shared voting and dispositive power of shares held by both GABACOR Holdings LLC and ECP II. . Mr. Ritter disclaims beneficial ownership of the securities held by GABACOR Holdings LLC and ECP II except to the extent of his pecuniary interest therein.

(15)
Includes (i) 19,738 shares of Class A common stock held by Mr. Schwenger, (ii) 72,223 shares of Class A common stock issuable to Mr. Schwenger pursuant to options exercisable within 60 days of March 31, 2023, and (iii) 1,765 shares of Class A common stock issuable to Mr. Schwenger pursuant to RSUs vesting within 60 days of March 31, 2023.

(16)	Includes 16,381 shares of Class A common stock held by Mr. Sekhri.
(17)
Includes (i) 3,145 shares of Class A common stock held by Mr. Wallach, (ii) 130,000 shares of Class B common stock held by Mr. Wallach, (iii) 100,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust dated October 15, 2012, (iv) 100,002 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust dated August 13, 2013, and (v) 50,000 shares of Class B common stock held by the Matt Wallach 2012 Non-Grantor Trust dated October 15, 2012.

(18)
Includes (i) 14,058 shares of Class A common stock held by Ms. Zuppas, (ii) 45,928 shares of Class A common stock issuable to Ms. Zuppas pursuant to options exercisable within 60 days of March 31, 2023, and (iii) 1,324 shares of Class A common stock issuable to Ms. Zuppas pursuant to RSUs vesting within 60 days of March 31, 2023.

(19)
Includes the following amounts held by all our executive officers and directors, as a group: (i) 951,126 shares of Class A common stock, (ii) 2,158,788 shares of Class A common stock issuable pursuant to options exercisable within 60 days of March 31, 2023, (iii) 7,206 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of March 31, 2023, and (iv) 14,440,485 shares of Class B common stock.

(20)
Based solely on information reported on a Schedule 13G filed with the SEC on February 14, 2023, AllianceBernstein L.P. has sole voting power over 7,049,990 shares of Class A common stock, sole dispositive power over 7,359,902 shares of Class A common stock, and shared dispositive power over 2,959 shares of Class A common stock. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

Veeva Systems Inc. | 2023 Proxy Statement 65

Our Shareholders
(21)
Based solely on information reported on a Schedule 13G filed with the SEC on February 10, 2023, Artisan Partners Limited Partnership has shared voting power over 8,685,900 shares of Class A common stock and shared dispositive power over 9,942,231 shares of Class A common stock. Additional persons identified in the report were as follows: Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc. The address of the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(22)
Based solely on information reported on a Schedule 13G filed with the SEC on February 1, 2023, BlackRock, Inc. has sole voting power over 7,742,172 shares of Class A common stock and sole dispositive power over 8,684,818 shares of Class A common stock. Several subsidiaries were included in the report. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(23)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 14, 2023, T. Rowe Price Associates, Inc. has sole voting power over 1,874,905 shares of Class A common stock and sole dispositive power over 7,507,324 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(24)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has shared voting power over 112,461 shares of Class A common stock, sole dispositive power over 13,227,535 shares of Class A common stock, and shared dispositive power over 308,056 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

66 Veeva Systems Inc. | 2023 Proxy Statement

OUR MEETING
Frequently Asked Questions and Answers
Annual Meeting
Q:	What is a proxy and why am I receiving these proxy materials?
A:
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting to be held on Wednesday, June 21, 2023 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, and accompanying form of proxy card are being made available to you on or about May 9, 2023.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our 2023 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2023; and
•	The Notice or proxy card.
Q:	How can I get electronic access to the proxy materials?
A:
The proxy materials are available at www.proxyvote.com and on our website at ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you in the proxy materials. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?
A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting and what do I need to attend?
A:
This year, the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/ VEEV2023. To attend the virtual Annual Meeting, you will need the 16-digit control number included on the Notice or your proxy card.

Q:	Why will the Annual Meeting be held virtually?
A:
Our virtual Annual Meeting is generally designed to enable participation of and access by more of our shareholders. Shareholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.

Veeva Systems Inc. | 2023 Proxy Statement 67

Our Meeting
Q:	How can I review the list of shareholders eligible to vote?
A:
Our list of shareholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the shareholder list, email our Investor Relations department at ir@veeva.com to make arrangements. The list of shareholders will also be available during the virtual Annual Meeting through the meeting website for those shareholders who choose to attend.

Q:	What if I have technical difficulties trying to access the virtual Annual Meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/VEEV2023. We encourage you to check in at 7:45 a.m. Pacific Time on June 21, 2023, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
Shareholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record,” and the Notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the virtual Annual Meeting.

Beneficial owners — Many Veeva shareholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee, who is considered, with respect to those shares, the shareholder of record.
As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting.
Quorum and Voting
Q:	How many shares must be present to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate of Incorporation or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
68 Veeva Systems Inc. | 2023 Proxy Statement

Our Meeting
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had [ ] shares of Class A common stock outstanding and [ ] shares of Class B common stock outstanding.

Q:	How many votes do I have?
A:
In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to 10 votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares?
A:	If you are a shareholder of record, you may cast your vote in one of the following ways:
•
Electronically at the Annual Meeting — You may vote directly at the virtual Annual Meeting by navigating to www.virtualshareholdermeeting.com/VEEV2023 and entering in your 16-digit control number. Even if you plan to attend the virtual Annual Meeting, we recommend that you follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

•	Via the Internet Before the Annual Meeting — You may vote by proxy by going to www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 20, 2023.
•	By Telephone Before the Annual Meeting — You may vote by proxy by telephone until 11:59 p.m. Eastern Time on Tuesday, June 20, 2023 by calling 1-800-690-6903.
•	By Mail Before the Annual Meeting — If you receive a proxy card, you may vote by filling out the proxy card and mailing it in the envelope provided.
If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, shareholders will be asked to vote:
(1)	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2024 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024;
(3)	To approve an amendment and restatement of our Certificate of Incorporation to take effect on or after October 15, 2023;
(4)	To consider and vote upon a shareholder proposal to require shareholder approval for advance notice bylaw amendments, if properly presented at the meeting; and
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(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One — The election of directors requires a majority of the votes duly cast. If the votes cast “FOR” a director nominee exceed the votes cast “AGAINST,” the nominee will be elected as a director of Veeva to serve until the next annual meeting or until his or her successor has been duly elected and qualified. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Two — The vote to ratify the appointment of KMPG LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting power of votes cast at the meeting in person or by proxy and voting for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal Three — The vote to amend and restate our Certificate of Incorporation requires the affirmative vote of 66 2/3% of the voting power of our capital stock as of the Record Date. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are counted as “AGAINST” votes.
Proposal Four — The vote to approve the shareholder proposal to require shareholder approval for advance notice bylaw amendments requires the affirmative vote of a majority in voting power of votes cast at the meeting in person or by proxy and voting for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the Board recommend that I vote?
A:	Our Board unanimously recommends that you vote your shares:
•	“FOR” each nominee for election as director listed in Proposal One;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024;
•
“FOR” the approval of the amendment and restatement of our Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions, to take effect on or after October 15, 2023; and

•	“AGAINST” the shareholder proposal to require shareholder approval for advance notice bylaw amendments.
Q:	What happens if I do not give specific voting instructions?
A:	Shareholders of record — If you are a shareholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board; or
•
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

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Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors, amending the Company’s Certificate of Incorporation to eliminate inoperative provisions and update certain other miscellaneous provisions, and the shareholder proposal to require shareholder approval for certain advance notice bylaw amendments, if properly presented at the meeting.

Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee, or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a shareholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or other nominee or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy).
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Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?
A:
The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
Information about the Proxy Materials
Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2023 Annual Report, primarily via the Internet. Beginning on or about May 9, 2023, we mailed to our shareholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2023 Annual Report. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

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Q:	What does it mean if multiple members of my household are shareholders but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, shareholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?
A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
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Additional Information
Shareholder Proposals for Our 2024 Annual Meeting
You may submit proposals, including director nominations, for consideration at future shareholder meetings.
Requirements for shareholder proposals to be considered for inclusion in our proxy materials — Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2024 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than January 10, 2024 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for shareholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any shareholder who is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the proposal and concerning the shareholder proposing such proposal. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of shareholders. As a result, the Notice Deadline for the 2024 annual meeting of shareholders is between February 22, 2024 and March 23, 2024.
If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “How We Are Selected—Shareholder Recommendations for Nominations to the Board.”
Proxy access — In addition to the procedures above, we have adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2024 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than February 22, 2024 and no later than March 23, 2024. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
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Information Requests
Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2023 Annual Report, notices of shareholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.
Website
Our website address is included in this Proxy Statement for reference only and is not incorporated by reference into this Proxy Statement.
Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.
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APPENDIX A
NON-GAAP FINANCIAL MEASURES
In our public disclosures, we have provided non-GAAP measures, which we define as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to our GAAP measures, we use these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, we believe that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.
•
Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, we exclude excess tax benefits for our internal management reporting processes. Our management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, we believe excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.

•
Stock-based compensation expenses. We exclude stock-based compensation expenses primarily because they are non-cash expenses that we exclude from our internal management reporting processes. Our management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. We incur amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions, and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, we exclude these expenses for our internal management reporting processes. Our management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to
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APPENDIX A
inherent limitations as they reflect the exercise of judgments by our management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We encourage our investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.
VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)
(Unaudited)
Fiscal Year ended January 31, 2023
Operating income on a GAAP basis	$459,091
Stock-based compensation expense	351,907
Amortization of purchased intangibles	19,464
Operating income on a non-GAAP basis	$830,462
Net income on a GAAP basis	$487,706
Stock-based compensation expense	351,907
Amortization of purchased intangibles	19,464
Income tax effect on non-GAAP adjustments(1)	(163,508)
Net income on a non-GAAP basis	$695,568
(1)	For the fiscal year ended January 31, 2023, management used an estimated annual effective non-GAAP tax rate of 21.0%
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APPENDIX B
PROPOSED NEW CERTIFICATE
The following is the proposed New Certificate as described in Proposal Three, marked to show changes from the current Certificate of Incorporation (bold and underline show additions; bold and strikeout show deletions).
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VEEVA SYSTEMS INC.
(A PUBLIC BENEFIT CORPORATION)
Veeva Systems Inc., a public benefit corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The corporation was originally incorporated under the name of Rags2Riches, Inc., and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 12, 2007.
2. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL, and restates, integrates and further amends the provisions of the corporation’s certificate of incorporation.
3. The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:
FIRST: The name of the corporation is Veeva Systems Inc. (hereinafter called the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
The Corporation shall be a public benefit corporation, as contemplated by subchapter XV of the DGCL, and is to be managed in a manner that balances our stockholders’ pecuniary (financial) interests, the best interests of those materially affected by the corporation’s conduct (including customers, employees, partners, and the communities in which we operate), and the public benefits identified in this certificate of incorporation. We believe this corporate structure reflects our guiding principle, “do the right thing.”
The specific public benefits to be promoted by the Corporation are to provide products and services that are intended to help make the industries we serve more productive, and to create high-quality employment opportunities in the communities in which we operate.
FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is ~~1,000,000~~810,000,000 shares, consisting of ~~(i)~~ 800,000,000 shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”~~), (ii) 190,000 shares of Class B Common Stock, par value $0.00001 per share (“Class B Common Stock” and together with Class A Common Stock,~~ or “Common Stock”)~~,~~ and ~~(iii)~~ 10,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares ~~of any~~ of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a
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APPENDIX B
majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of ~~any of~~ the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
A. Class A Common Stock ~~and Class B Common Stock~~. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock are as follows:
1. ~~Equal Status;~~ Ranking. ~~Except as otherwise provided in this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock and Class B Common Stock will have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.~~ The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.
2. Voting.
(a) Except as otherwise expressly provided by this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) or as provided by law, the holders of shares of Class A Common Stock ~~and Class B Common Stock~~ will ~~(i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (ii)~~ be entitled to (i) notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”)~~,~~ and ~~(iii) be entitled to~~ (ii) vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock will have the right to one (1) vote per share of Class A Common Stock held of record by such holder ~~and each holder of Class B Common Stock will have the right to ten (10) votes per share of Class B Common Stock held of record by such holder~~.
(b) Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
3. Dividends. Subject to the rights of the holders of Preferred Stock, the holders of shares of Class A Common Stock ~~and Class B Common Stock~~ shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time, out of assets or funds of the Corporation legally available therefor. ~~The holders of shares of Class A Common Stock and Class B Common Stock will be treated equally, identically and ratably, on a per share basis, with respect to any~~
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~~dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided , however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.~~
~~4. Subdivisions or Combinations. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and the holders of the outstanding Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.~~
~~5~~4. Liquidation. Subject to the rights of the holders of Preferred Stock, holders of shares of Class A Common Stock ~~and Class B Common Stock~~ shall be entitled to receive ratably the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary~~, unless disparate or different treatment of the shares of each such class with respect to distributions upon such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class~~. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A.~~54~~, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
~~6~~5. Redemption. ~~Neither t~~The Class A Common Stock ~~nor the Class B Common Stock~~ is not redeemable.
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APPENDIX B
~~7. Change in Control Vote. The Corporation will not consummate a Change in Control Transaction (as defined below) without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws. For the purposes of this Section 7, a “Change in Control Transaction” means the occurrence of any of the following events:~~
~~(a) the sale, lease, exchange, encumbrance or other disposition (other than licenses in the ordinary course of business, and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole; or~~
~~(b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation that would result in the Class B Common Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.~~
~~8. Voluntary and Automatic Conversion of Class B Common Stock.~~
~~(a) Voluntary Conversion of Shares of Class B Common Stock. Each share of Class B Common Stock will be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock will be entitled to voluntarily convert any shares of such Class B Common Stock, such holder will surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and will give written notice to the Corporation at its principal corporate office, of the election to convert the same and will state therein the name or names (i) in which the certificate or certificates for shares of Class A Common Stock are to be issued if such shares are certificated, or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder will be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 8(a) will be retired by the Corporation and will not be available for reissuance.~~
B-4 Veeva Systems Inc. | 2023 Proxy Statement

APPENDIX B
~~(b) Automatic Conversion of Shares of Class B Common Stock. Shares of Class B Common Stock will be automatically, without further action by the holder thereof, converted into an equal number of fully paid and nonassessable shares of Class A Common Stock, upon the occurrence of any of the following events:~~
~~(i) any Transfer of such shares of Class B Common Stock, except for a Permitted Transfer;~~
~~(ii) the date that any Permitted Transferee of such shares ceases to meet the qualifications to be a Permitted Transferee of the holder of Class B Common Stock who effected the Transfer of such shares to such Permitted Transferee; and~~
~~(iii) the death or Incapacity of a holder of such shares who is a natural person, or the death or Incapacity of the transferor of such shares who is a natural person from whom a Permitted Transferee acquired such shares of Class B Common Stock.~~
~~Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form. Shares of Class B Common Stock that are converted pursuant to this Section 8(b) will be retired by the Corporation and will not be available for reissuance.~~
~~(c) Conversion of All Outstanding Class B Common Stock. Each share of Class B Common Stock then outstanding will be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the earliest to occur of:~~
~~(i) the date specified by the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class; or~~
~~(ii) October 15, 2023.~~
~~Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.~~
~~Following such conversion, the reissuance of shares of Class B Common Stock will be prohibited, and such shares of Class B Common Stock will be retired by the Corporation and~~
Veeva Systems Inc. | 2023 Proxy Statement B-5

APPENDIX B
~~cancelled in accordance with the DGCL and the filing with the Delaware Secretary of State required thereby. Upon such retirement and filing, all references herein to Class A Common Stock will be deemed to be references to Common Stock. Each outstanding stock certificate that, immediately prior to such retirement and filing, represented one or more shares of Class A Common Stock will, following such retirement and filing, be deemed to represent an equal number of shares Common Stock, without the need for surrender or exchange thereof.~~
~~(d) The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock pursuant to the terms of this Certificate of Incorporation, as the Corporation may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, will be automatically converted into shares of Class A Common Stock as of the date of the transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation will be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.~~
~~9. Definitions. For purposes of this Article FOURTH of the Certificate of Incorporation,~~
~~(a) “Incapacity” means, for a holder of Class B Common Stock, incapacity such that such holder is incapable of managing his financial affairs under the criteria set forth in California Probate Code Section 810 et seq. that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute regarding whether a holder of Class B Common Stock has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.~~
~~(b) “Permitted Transfer” means any Transfer of a share of Class B Common Stock:~~
~~(i) by a Qualified Stockholder to a Permitted Transferee of such Qualified Stockholder; or~~
~~(ii) by a Permitted Transferee of a Qualified Stockholder, to such Qualified Stockholder or any other Permitted Transferee of such Qualified Stockholder.~~
~~(c) “Permitted Transferee” means: Any trust, corporation, limited liability company, partnership, foundation or similar entity established by a holder of Class B Common Stock; provided that the holder of Class B Common Stock has sole dispositive power and~~
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APPENDIX B
~~exclusive right to vote all of the shares of Class B Common Stock held by such entity and the Transfer to the transferee does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to the holder of Class B Common Stock.~~
~~(d) “Qualified Stockholder” means (i) the initial registered holder of any share of Class B Common Stock that are originally issued by the Corporation (including, without limitation, upon conversion of the Preferred Stock or upon exercise of options or warrants) and (ii) a Permitted Transferee.~~
~~(e) “Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer by bequest, devise or descent, conveyance (including a conveyance in trust) or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A Transfer includes, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) and the transfer of, or entering into an agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following will not be considered a Transfer:~~
~~(i) the grant of a revocable proxy to officers or directors of the Corporation at the request of the Board, in connection with actions to be taken at an annual or special meeting of stockholders;~~
~~(ii) the issuance by the Corporation of any shares of Class B Common Stock pursuant to the exercise of options, warrants, securities or rights that are exercisable or exchangeable for, or convertible into, Class B Common Stock;~~
~~(iii) an encumbrance, hypothecation or pledge of shares of Class B Common Stock by a holder of Class B Common Stock in connection with a bona fide loan or indebtedness transaction prior to an event of default or other event that gives any other person the right to vote or control the disposition of the shares subject to such encumbrance, hypothecation or pledge; provided, however, that a foreclosure on such shares or other similar action by the encumbrance or hypothecation holder or pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer; or~~
~~(iv) any acquisition or disposition (including by judicial determination) of a community property interest in any shares of Class B Common Stock that does not result in a disposition by a holder of Class B Common Stock of either his or her economic interest in such shares of Class B Common Stock or an acquisition of exclusive Voting Control by another person (including the spouse or former-spouse of such holder) of such shares of Class B Common Stock.~~
~~(f) Voting Control” with respect to a share of Class B Common Stock means the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.~~
~~10. Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of~~
Veeva Systems Inc. | 2023 Proxy Statement B-7

APPENDIX B
~~effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.~~
~~11. Protective Provisions. So long as any shares of Class B Common Stock remain outstanding:~~
~~(a) The Corporation will not, whether by merger, consolidation, reclassification of capital stock or otherwise, amend, alter, change, repeal or waive Section A of this Article FOURTH (or adopt any provision inconsistent therewith), without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.~~
~~(b) The Corporation will not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws, authorize or issue, or obligate itself to issue, any Preferred Stock (including any other security convertible into or exercisable for any such Preferred Stock).~~
B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. ~~Subject to Section A.11(b), t~~The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. ~~Subject to Section A.11(b), t~~The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(a) the designation of the series, which may be by distinguishing number, letter or title;
(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d) the dates on which dividends, if any, shall be payable;
(e) the redemption rights and price or prices, if any, for shares of the series;
(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
B-8 Veeva Systems Inc. | 2023 Proxy Statement

APPENDIX B
(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i) restrictions on the issuance of shares of the same series or any other class or series;
(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.
A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.
B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
~~C. [RESERVED]~~
~~D~~C. Terms of Office. Each director shall serve for a term ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.
~~E~~D. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
~~F~~E. Removal. Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.
~~G~~F. Committees. Pursuant to the Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.
Veeva Systems Inc. | 2023 Proxy Statement B-9

APPENDIX B
~~H~~G. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
EIGHTH: The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
NINTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.
TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Whole Board, the Chairman of the Board~~, the Chief Executive Officer of the Corporation or the Chairman of the Board~~ or the Chief Executive Officer of the Corporation at the written request of one or more stockholders of record who have delivered such request in accordance with and subject to the procedures and conditions and any other provisions set forth in the Bylaws (as amended from time to time). Special meetings of stockholders may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
B-10 Veeva Systems Inc. | 2023 Proxy Statement

APPENDIX B
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law ~~or any affirmative vote of the holders of Class B Common Stock required by Section A.11 of Article FOURTH~~, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.
~~THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.~~
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Veeva Systems Inc. | 2023 Proxy Statement B-11

APPENDIX B
IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ~~25th~~ day of ~~June, 2021~~202[ ].
By:
Name:	Josh Faddis
Title:	Corporate Secretary
B-12 Veeva Systems Inc. | 2023 Proxy Statement

PRELIMINARY COPY

SCAN TO
VIEW MATERIALS & VOTE

VEEVA SYSTEMS INC.
4280 HACIENDA DR.
PLEASANTON, CA 94588

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, June 20, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VEEV2023** and enter your 16-digit control number.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V07707-P85889

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEEVA SYSTEMS INC.

The Board of Directors recommends you vote "FOR" each of the nominees for director; "FOR" Proposals 2 and 3; and "AGAINST" Proposal 4.

Nominees:	**For**	**Against**	**Abstain**
1a. Tim Cabral	☐	☐	☐
1b. Mark Carges	☐	☐	☐
1c. Peter P. Gassner	☐	☐	☐
1d. Mary Lynne Hedley	☐	☐	☐
1e. Priscilla Hung	☐	☐	☐
1f. Tina Hunt	☐	☐	☐
1g. Marshall Mohr	☐	☐	☐
1h. Gordon Ritter	☐	☐	☐
1i. Paul Sekhri	☐	☐	☐
1j. Matthew J. Wallach	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V07708-P85889

VEEVA SYSTEMS INC.
Annual Meeting of Shareholders
June 21, 2023 8:00 AM Pacific Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter P. Gassner and Brent Bowman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Shareholders of Veeva Systems Inc., to be held on Wednesday, June 21, 2023 at 8:00 AM Pacific Time, via live webcast at www.virtualshareholdermeeting.com/VEEV2023, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holders will also vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side